UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a – 101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1 )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Parker Drilling Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of Annual Meeting of Shareholders and Proxy Statement
March 21, 2008

PARKER DRILLING COMPANY
1401 Enclave Parkway
Houston, TX 77077
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To our Shareholders:
     The Annual Meeting of Shareholders of Parker Drilling Company, a Delaware corporation, will be held on Thursday, April 24, 2008, at 10 a.m. Central Daylight Time, at The WestLake Club, 570 WestLake Park Boulevard, Houston, Texas, for the following purposes:
(1)	to elect three nominees to Class III of our Board of Directors for a three-year term;
(2)	to consider and act upon a proposal to approve an amendment to the 2005 Parker Drilling Long-Term Incentive Plan;
(3)	to consider and act upon a proposal for the ratification of the selection made by our Audit Committee appointing KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008; and
(4)	to transact such other business as may properly come before the meeting and all adjournments or postponements thereof.
     We will also report our 2007 performance and answer your questions. You will have the opportunity to meet the directors and officers of the Company. In addition, a representative of KPMG LLP, our independent registered public accounting firm will be present and available to answer appropriate questions.
     The record date for the determination of the shareholders entitled to vote at the Annual Meeting is fixed as of the close of business on March 10, 2008.
     A list of shareholders entitled to vote at the Annual Meeting will be open to examination by any shareholder, for any purpose relevant to the meeting, at the location of the Annual Meeting on April 24, 2008, and during ordinary business hours for ten days prior to the Annual Meeting at 1401 Enclave Parkway, Suite 600, Houston, Texas 77077.
     Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a proxy or voting instruction card. Voting on the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.
     Thank you for your ongoing support and continued interest in Parker Drilling Company. We look forward to seeing you at the meeting. If you cannot attend the Annual Meeting, please log on to our Web site at http://www.parkerdrilling.com as we will post a summary of the Annual Meeting shortly thereafter.

By order of the Board of Directors,

Ronald C. Potter
Corporate Secretary

PROXY STATEMENT	5

About the Annual Meeting	5

Why am I receiving these materials?	5

Who may attend the meeting?	5

What information is contained in this Proxy Statement?	5

Who is entitled to vote at the Annual Meeting?	5

How do I vote my shares at the Annual Meeting?	5

How can I vote my shares without attending the Annual Meeting?	6

Vote by Telephone	6

Vote by Internet	6

Vote by Mail	6

What items of business will be voted on at the Annual Meeting?	7

How does the Board recommend that I vote?	7

Can I change my vote?	7

What happens if additional matters are presented at the Annual Meeting?	7

What constitutes a quorum?	8

How can I vote my shares in person at the meeting?	8

What are the voting requirements to approve each of the proposals?	8

Where can I find the voting results of the Annual Meeting?	8

What is the difference between holding shares as a shareholder of record and as a beneficial owner?	8

Who can help answer my questions?	9

Is my vote confidential?	9

What should I do if I receive more than one set of voting materials?	9

How may I obtain a separate set of voting materials?	9

Who will bear the cost of soliciting votes for the Annual Meeting?	10

How can I get a list of shareholders?	10

What is the deadline to propose actions for consideration at next year’s Annual Meeting of Shareholders or to nominate individuals to serve as directors?	10

How may I obtain Parker’s Annual Report on Form 10-K?	11

Where can I find more information about Parker?	11

How can I get a copy of By-Law provisions?	11

GOVERNANCE OF THE COMPANY	12

Corporate Governance Principles	12

Presiding Director	12

Communications with the Board	12

Selection of Nominees as Director Candidates	13

PARKER DRILLING COMPANY
1401 ENCLAVE PARKWAY
HOUSTON, TEXAS 77077
PROXY STATEMENT
About the Annual Meeting
Why am I receiving these materials?
The accompanying proxy is solicited by the Board of Directors of Parker Drilling Company (“Parker,” the “Company,” “we,” “us,” or “our”) in connection with our 2008 Annual Meeting of Shareholders (the “Annual Meeting”) which will take place on April 24, 2008 at 10 a.m. Central Daylight Time, at The WestLake Club, 570 WestLake Park, Houston, Texas. As a shareholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement. This Proxy Statement, form of proxy and voting instructions are being distributed on or about March 21, 2008.
Who may attend the meeting?
Your proxy card is your invitation to attend the Annual Meeting. If you plan to attend the Annual Meeting, please vote your proxy prior to the meeting, but you may also bring your proxy card and vote at the meeting as explained below.
No cameras, recording equipment or electronic devices will be permitted in the Annual Meeting.
What information is contained in this Proxy Statement?
The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and most highly paid executive officers and certain other required information.
Who is entitled to vote at the Annual Meeting?
Holders of Parker common stock (“Common Stock”) at the close of business on the record date of March 10, 2008, are entitled to vote their shares at the Annual Meeting. On the record date, there were 112,006,688 shares of Common Stock issued and outstanding.
Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the shareholder of record, including shares acquired through Parker’s 401(k) plan, and (2) shares held by you as the beneficial owner (or “street name”) through a broker, trustee or other nominee such as a bank.
How do I vote my shares at the Annual Meeting?
If you are a “shareholder of record” of Parker Common Stock (that is, your shares are registered directly in your name in Parker’s stock records maintained by Parker’s transfer agent, Wells Fargo Bank, N.A.), you may complete and sign the accompanying proxy card and return it to Parker or deliver it in person. In addition, you may vote through the Internet or by using a toll-free telephone number by following the instructions included with the proxy card. Please note that you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 11:59 p.m. Central Daylight Time on April 23, 2008.

“Street name” or “beneficial owner” shareholders of Parker Common Stock (that is, shareholders who hold stock through a brokerage account or by another trustee or nominee) who wish to vote at the Annual Meeting will receive a proxy form from the broker, trustee or nominee that holds their shares and must follow the voting instructions on the form provided by the broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting.
Since a beneficial owner is not the shareholder of record, we have no way to confirm that you own Parker Common Stock for purposes of voting these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares and bring this legal proxy with you to the Annual Meeting. This legal proxy will allow you to vote your shares that you hold as beneficial owner or street name shareholder at the Annual Meeting. If you do not wish to vote in person at the Annual Meeting, please refer to the voting instructions that your broker, trustee or nominee has enclosed or otherwise provided for you to use in directing the broker, trustee, or nominee how to vote your shares on your behalf.
If you are a participant in the Parker Drilling Company 401(k) or Stock Bonus Plan, you will receive a separate proxy card for all shares that you own through this plan. That proxy card will serve as a voting instruction card for the trustees or administrators of the plan where your account is registered in the same name. If you own shares in this plan and do not vote, the trustee of the plan will vote your plan shares in the same proportion as shares for which instructions were received from other participants in the plan.
How can I vote my shares without attending the Annual Meeting?
Your vote is important. You can save us the expense of a second mailing by voting promptly. Shareholders of record can vote by telephone, on the Internet, by mail or by attending the Annual Meeting and voting by ballot as described below. (Please note, if you are a beneficial owner, please refer to your proxy card or the information forwarded to you by your bank, broker or other holder or other nominee for the options on voting that are available to you).
The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, but the vote needs to be submitted before 11:59 p.m., Central Daylight Time, on April 23, 2008.
Vote by Telephone
You do this by following the “Vote by Telephone” instructions on your proxy card. If you vote by telephone, you do not have to mail in your proxy card.
Vote by Internet
You do this by following the “Vote by Internet” instructions on your proxy card. If you vote by Internet, you do not have to mail in your proxy card.
Vote by Mail
You do this by completing and signing the proxy card that came with your Proxy Statement and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:
•	as you instruct, and

•	according to the best judgment of Robert L. Parker Jr. and W. Kirk Brassfield if a proposal comes up for vote at the meeting that is not on the proxy card.

If you do not mark your voting instructions on your proxy card, your shares will be voted:
•	for the election of the three Class III nominees for director,

•	for the proposal to amend the Parker Drilling 2005 Long-Term Incentive Plan,

•	for the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2008, and

•	according to the best judgment of Robert L. Parker Jr. and W. Kirk Brassfield if a proposal comes up for vote at the Annual Meeting that is not on the proxy card.
What items of business will be voted on at the Annual Meeting?
The items of business scheduled to be voted on at the Annual Meeting are:
•	election of three Class III directors,

•	approval of the amendment to the Parker Drilling 2005 Long-Term Incentive Plan, and

•	ratification of KPMG LLP as the Company’s independent registered public accounting firm for 2008.
We will also consider other business that properly comes before the Annual Meeting, although the Company is not aware of any such business at this time.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares “FOR” each of the Class III nominees to the Board, “FOR” the approval of the amendment to the Parker Drilling 2005 Long-Term Incentive Plan and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2008.
Can I change my vote?
If you are a shareholder of record, you can revoke your proxy and change your vote at any time before the proxy is exercised by:
•	timely written notice to the Secretary of the Company,

•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet,

•	voting by ballot at the Annual Meeting.
For shares you hold as beneficial owner, you may change your vote by submitting new voting instructions to your broker, trustee, nominee or other record holder; or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, you can change your vote by attending the Annual Meeting and voting in person.
What happens if additional matters are presented at the Annual Meeting?
Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant your proxy, the persons named as proxy holders, Robert L. Parker Jr. and W. Kirk Brassfield will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board. We know of no reason why any of the nominees will be unavailable or unable to serve.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person other than as provided under Selection of Nominees for Director Candidates on page 13.
What constitutes a quorum?
The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions are counted as present and entitled to vote for purposes of determining a quorum.
How can I vote my shares in person at the meeting?
We will pass out written ballots to any shareholder of record who wants to vote in person at the meeting. However, if you are the beneficial owner of shares held in street name, you must request and obtain a legal proxy, executed in your favor, from the broker, trustee, nominee or other holder of record in order to vote at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instruction card as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.
What are the voting requirements to approve each of the proposals?
A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular position on the Board is elected for that position. Abstentions and withheld votes will have no effect on the election of directors. Cumulative voting is not permitted.
The affirmative vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required to (i) approve the amendment to the Parker Drilling 2005 Long-Term Incentive Plan and (ii) ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company. You may vote “for” or “against” the ratification of appointment of KPMG LLP as our independent registered public accounting firm, or “abstain” from voting.
Votes withheld and abstentions are deemed as “present” at the Annual Meeting, are counted for quorum purposes, and other than for Item 1, will have the same effect as a vote against the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote.
If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on routine matters, e.g., the election of directors, the amendment of the Parker Drilling 2005 Long-Term Incentive Plan and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm even if your broker does not receive voting instructions from you.
Where can I find the voting results of the Annual Meeting?
We will announce voting results at the Annual Meeting. We will publish these results in our quarterly report on Form 10-Q for the first quarter of 2008 which will be filed with the Securities and Exchange Commission (“SEC”). A copy of the report will be available in the Investor Relations section of our Web site at http://www.parkerdrilling.com and through the SEC’s electronic data system at http://www.sec.gov. You can get a paper copy by contacting our Investor Relations Department at (281) 406-2370 or the SEC at (202) 942-8090 for the location of the nearest public reference room.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Most Parker shareholders hold their shares through a broker or other nominee rather than directly in their own name. See above answer to “How do I vote my shares at the Annual Meeting?”

Who can help answer my questions?
If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact:
Wells Fargo Bank, N.A.
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-0854
Toll free- (800) 468-9716
Phone- (651) 450-4064
If you need additional copies of this Proxy Statement or voting materials, please contact Wells Fargo Bank, N.A. as described above.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner to protect your voting privacy. Your vote will not be disclosed to Parker or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation.
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each Parker proxy card received via telephone, Internet or by mailing the proxy card. If you would like to combine various accounts of your household into one for purposes of proxy solicitation and voting, please contact our stock transfer agent at (800) 468-9716 and instruct the shareowner services representative to do so.
If you are a Parker employee, you will receive a separate proxy card for all the shares you hold:
•	in your own name, and

•	in the Parker 401(k) plan.
If you do not specify voting instructions for shares in the Parker 401(k) plan, the trustee of the 401(k) plan will vote your shares in the same proportion to the votes for the other shares for which voting instructions have been received.
How may I obtain a separate set of voting materials?
If you share an address with another shareholder, only one set of proxy materials (including our Annual Report to Shareholders, 2007 Form 10-K and Proxy Statement) is being delivered to this address, unless you have provided contrary instructions to us. If you wish to receive a separate set of proxy materials now or in the future, you may write or call to request a separate copy of these materials from our transfer agent at:
Wells Fargo Bank, N.A.
Shareowner Services
P.O. Box 64854
St. Paul, MN 55164-0854
Toll free- (800) 468-9716
Phone- (651) 450-4064

Who will bear the cost of soliciting votes for the Annual Meeting?
Parker is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have also hired Georgeson, Inc. (“Georgeson”) to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Georgeson a fee of $9,500 plus customary costs and expenses for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for the costs of forwarding proxy and solicitation materials to shareholders.
How can I get a list of shareholders?
The names of shareholders of record entitled to vote will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting, between the hours of 8:00 a.m. and 4:30 p.m., Central Time, at our principal corporate offices at 1401 Enclave Parkway, Suite 600, Houston, Texas, by contacting the Corporate Secretary of the Company.
What is the deadline to propose actions for consideration at next year’s Annual Meeting of Shareholders or to nominate individuals to serve as directors?
You may submit proposals, including director nominations, for consideration at future shareholder meetings.
Shareholder Proposals: In order for a shareholder proposal to be considered for inclusion in the proxy statement for the annual meeting next year, the written proposal must be received by the Corporate Secretary of Parker at our principal executive offices at 1401 Enclave Parkway, Suite 600, Houston, Texas 77077 no later than November 20, 2008. The 2009 Annual Meeting is currently scheduled for April 23, 2009.
For a shareholder proposal that is not intended to be included in Parker’s Proxy Statement under Rule 14a-8, the shareholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Parker Common Stock to approve that proposal, provide the information required by the By-laws of Parker and give timely notice to the Corporate Secretary of Parker, which, in general, requires that the notice be received by the Corporate Secretary of Parker no later than 90 days and no more than 120 days in advance of next year’s annual meeting. If less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.
Nomination of Director Candidates: You may propose director candidates for consideration by the Corporate Governance Committee by submitting the candidate’s name and other relevant information to the Presiding Director of Parker’s Board of Directors at the principal executive offices set forth above. In order to allow time for review of the candidates’ credentials, please submit candidates to the Presiding Director by December 31, 2008. Our procedure for selection of director candidates is described below under “Selection of Nominees as Director Candidates.”
In addition, the by-laws of Parker permit shareholders to nominate directors for election at the Annual Meeting. To nominate a director, the shareholder must deliver the information required by the By-laws of Parker and by Regulation 14A of the Securities Exchange Act of 1934. In addition, the shareholder must give notice to the Corporate Secretary of Parker no later than 90 days and no more than 120 days in advance of next year’s annual meeting. The 2009 Annual Meeting is currently scheduled for April 23, 2009.

How may I obtain Parker Drilling’s Annual Report on Form 10-K?
A copy of our 2007 Annual Report on Form 10-K is enclosed. It is part of our Annual Report to Shareholders.
Shareholders may request another free copy of the 2007 Annual Report on Form 10-K from our corporate office address or it may be accessed on our Web site at http://www.parkerdrilling.com.
Where can I find more information about Parker?
Parker maintains a corporate Web site at http://www.parkerdrilling.com and shareholders can find additional information about the Company through the Investor Relations section of the Web site. Visitors to the Investor Relations portion of the Web site can view and print copies of the Company’s SEC filings, including Forms 10-K, 10-Q, and 8-K as soon as reasonably practicable after those filings are made with the SEC. Copies of the charters for each of the Audit Committee, the Compensation Committee and the Corporate Governance Committee, and Parker’s Code of Corporate Conduct and Parker’s Corporate Governance Principles are all available through the Web site. Alternatively, shareholders may obtain, without charge, copies of all of these documents by writing to the Corporate Secretary at 1401 Enclave Parkway, Suite 600, Houston, Texas 77077. Please note that the information contained on Parker’s Web site is not incorporated by reference or considered to be a part of this Proxy Statement.
How can I get a copy of By-Law provisions?
You may contact the Parker Corporate Secretary at our principal executive offices for a copy of the relevant By-law provisions regarding the requirements for making shareholder proposals and nominating director candidates.

GOVERNANCE OF THE COMPANY
Corporate Governance Principles
In January 2004, the Board of Directors (“Board”) approved the Company’s Corporate Governance Principles, which comply with the minimum requirements of the corporate governance listing standards of the New York Stock Exchange (“NYSE”). In February of 2005, the Board approved certain revisions to the Corporate Governance Principles to reflect the Board’s determination regarding the size of the Board. In February 2007 the Board approved further revisions to clarify that the non-management members of the Board shall hold regular meetings and the independent directors shall meet at least once each year and that the Board will appoint a Presiding Director at its first regularly scheduled meeting each year to (i) preside at the meetings of the non-management and independent directors, (ii) receive and address communications from interested parties and (iii) act as the principal liaison between the non-management directors and the Chief Executive Officer. In February 2008, the Board approved an additional revision to include the Company’s policy on stock ownership guidelines for non-employee directors. From time to time we may further revise our Corporate Governance Principles in response to changing regulatory requirements, evolving best practices, and the concerns of shareholders. Our Corporate Governance Principles are published on our Web site at http://www.parkerdrilling.com in the “About Us” section under “Governance” and a free copy can be obtained by writing to Corporate Secretary at the Company’s headquarters.
Presiding Director
In accordance with the revised Corporate Governance Principles, during 2007 Mr. R. Rudolph Reinfrank acted as Presiding Director of the meetings of the non-management directors and at least one meeting of the independent directors, as required by the NYSE corporate governance listing standards. As Presiding Director, Mr. Reinfrank’s responsibilities included (i) acting as the principal liaison between the non-management directors and the Chief Executive Officer, (ii) coordinating the activities of the non-management directors and the independent directors when acting as a group and (iii) receiving and addressing communications from interested parties contacting the non-management directors. During 2007, the non-management directors held three regularly scheduled meetings in conjunction with the regular Board meetings, and the independent directors met separately on at least one occasion. At a meeting of the Board on February 22, 2008, Mr. Reinfrank was appointed to act as Presiding Director in 2008.
Communications with the Board
Shareholders and other parties interested in communicating directly with the Presiding Director, with the non-management directors as a group or with the Board may do so by writing to the Presiding Director, Parker Drilling Company, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077, whose contact information is also provided on our Web site. The Board previously approved a process for handling these communications, which process was re-confirmed by the Board on February 22, 2008, as follows:
•	The General Counsel is to review the correspondence.

•	The Presiding Director has directed the General Counsel to forward all correspondence that relates to human resource matters to the Director of Human Resources.

•	The Presiding Director has directed the General Counsel to forward all non-human resources correspondence to the Presiding Director.

•	The Presiding Director will determine, based on a process and criteria unanimously approved by the non-management directors, whether or not such communication warrants consideration by a committee of the Board or by the entire Board.

•	When appropriate, the Presiding Director will respond to the communication on behalf of the non-management directors or the Board.

•	Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Director of Internal Audit and/or General Counsel in accordance with the Company’s whistleblower policy described below under “Procedure for Reporting Complaints Regarding Accounting Practices, Internal Accounting Controls and Audit Practices.” Such matters are investigated by the Director of Internal Audit and/or the General Counsel, are reported to the Audit Committee and the Audit Committee provides oversight to ensure that any remediation deemed appropriate is completed.

Selection of Nominees as Director Candidates
The Corporate Governance Committee considers candidates for Board membership suggested by its committee members and other Board members, as well as management and the shareholders. The Corporate Governance Committee also has the authority to retain a third-party search firm to assist in identification of qualified candidates. A shareholder who wishes to recommend a candidate to be considered as a director nominee should notify the Presiding Director in writing at: Presiding Director, Parker Drilling Company, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077, and include any supporting information that the shareholder deems appropriate by December 31, 2008, to enable the Corporate Governance Committee sufficient time to review the qualifications of candidates. The Corporate Governance Committee will also consider whether to nominate any person submitted pursuant to the provisions of the Company’s By-laws described above relating to shareholder nomination.
The Corporate Governance Committee is responsible for reviewing candidates and proposing candidates for director nominees each year. The Corporate Governance Committee Charter includes a provision which requires the Corporate Governance Committee to review the qualifications of any candidate who has been submitted by a shareholder for consideration as a director nominee and advise the Board of its assessment. The Corporate Governance Principles and Corporate Governance Committee Charter do not provide any minimum qualifications, but do provide that the directors should consider independence, diversity, age, skills, and experience in the context of the needs of the Board in making its determination of an appropriate candidate. The procedure for evaluating candidates recommended by shareholders is identical to the procedure for evaluating candidates proposed by other directors, management or by a search firm hired by the Corporate Governance Committee.
Director Independence Determination
In accordance with the NYSE corporate governance listing standards, on February 22, 2008, the Board conducted its annual review of director independence to determine whether or not any non-management directors had any material relationships or had engaged in material transactions with the Company, based upon an earlier review and analysis by the Corporate Governance Committee on February 14, 2008. The analysis was based on information obtained from the directors in response to a director questionnaire that each director is required to complete and sign each year, including disclosure of any transaction(s) with the Company in which the director, or any member of his or her immediate family, have a direct or indirect material interest and any transaction(s) in which a director is an employee, or has a family member who is an executive officer, of another company that does business with the Company. The transactions reviewed by the Board are reported under “Certain Relationships and Related Party Transactions” at page 23 of this Proxy Statement. The Board then made a determination whether or not the identified transactions or relationships are addressed in the specific independence criteria of the NYSE corporate governance listing standards, and, if so, whether or not these transactions exceeded the objective thresholds for independence. The Board further examined all other transactions and relationships to determine if such transaction(s), irrespective of their magnitude in terms of the objective criteria specified by the NYSE, would otherwise adversely affect the independence of any non-management director who had engaged in any such transaction, by himself or through a company with whom he is employed, or had any relationship with the Company during 2007. As a result of this review, the Board affirmatively determined that, with the exception of Mr. Whalen, former Chief Financial Officer of the Company, who cannot be considered as independent for three years following the termination of his Consulting Agreement on December 31, 2006, all of the non-management directors are independent under the NYSE Corporate Governance Listing Standards on the basis that: (1) no non-employee director has engaged in a transaction or has a relationship with the Company that is contrary to or exceeds the thresholds of materiality as established by the specific independence criteria of the NYSE Corporate Governance Listing Standards at Section 303A.02(b) and (2) in the considered opinion of the entire Board, the transactions of two subsidiaries of the Company with Apache Corporation (“Apache”), of which Mr. Plank is Executive Vice President and Chief Financial Officer, do not create any concern as to the independence of Mr. Plank, nor do they otherwise impair Mr. Plank’s ability to render independent judgment under Section 303A.02(a) of the NYSE Corporate Governance Listing Standards, due to the size of the transactions in comparison to Apache’s gross revenues. Our independent directors are R. Rudolph Reinfrank, John W. Gibson, Jr., Roger B. Plank, Robert E. McKee III, George J. Donnelly and Robert W. Goldman.

Parker Policy on Business Ethics and Conduct
All of our employees and Board members, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, are required to abide by Parker’s Code of Corporate Conduct to ensure that our business is conducted in accordance with the requirements of law and the highest standards of ethics. The Code of Corporate Conduct contains provisions on financial ethics consistent with the ethics requirements of the SEC that were instituted pursuant to the Sarbanes-Oxley Act of 2002 (“SOX”) and the corporate governance listing standards of the NYSE.
The full text of the Parker Drilling Company Code of Corporate Conduct is published on our Web site at http://www.parkerdrilling.com at “About Us” under the “Governance” section. In accordance with the SEC rules, we will disclose any future amendments to the Code of Corporate Conduct and any waivers of such code that affect directors and executive officers and senior financial personnel within two business days following such amendment or waiver. A free copy of the Code of Corporate Conduct is also available to anyone who requests it by writing to the Corporate Secretary at 1401 Enclave Parkway, Suite 600, Houston, Texas 77077.
Procedure for Reporting Complaints Regarding Accounting Practices, Internal Accounting Controls and Audit Practices
In accordance with the SEC regulations adopted pursuant to SOX, the Audit Committee has adopted a procedure for the receipt, retention and handling of complaints regarding accounting practices, internal accounting controls and auditing practices. This policy and procedure has been integrated into the Company’s existing “whistleblower” policy, which allows the confidential and anonymous reporting of such matters, including other irregularities, via a “hotline” or over the Internet. Additionally, such complaints can be reported directly to the Director of Internal Audit and/or the General Counsel. The hotline number, the Internet site and the contact information for the Director of Internal Audit and General Counsel are provided on the Company’s Web site. The policy provides that the complaints be reported to the Director of Internal Audit and/or General Counsel for review, and, if appropriate, they will be forwarded to the Audit Committee for further investigation and handling as the Audit Committee deems appropriate.
Director Education
Parker is committed to ensuring that its directors remain informed regarding best practices in corporate governance. Parker reimburses its directors for the costs of one seminar or training class each year related to their service as members of the Board.
Policy on Director Attendance at Annual Meeting
Parker’s Corporate Governance Principles provide that Board members are expected to be in attendance at all meetings including the Annual Meeting of Shareholders. Each of the eight directors was in attendance at the 2007 Annual Meeting.
Board and Committee Membership
The business of the Company is managed under the oversight of our Board. The Board has regularly scheduled meetings and special meetings as necessary to effectively oversee the business of the Company. In addition to meetings of the full Board, the non-management and independent directors have separate meetings among themselves and also have the opportunity to meet with other officers and review materials as requested by and/or provided to them in order to be properly informed as to the business affairs of the Company.
During 2007, the Board held five regularly scheduled meetings, one of which was a two-day “retreat”. The non-management directors held three regularly scheduled meetings in connection with regular Board meetings and the independent directors met separately on at least one occasion. The Board has an Audit Committee, a Compensation Committee and a Corporate Governance Committee. All of the incumbent directors attended at least 75% percent of the meetings of the Board and its committees on which they served during their tenure as a director and committee member during 2007.

The following table provides 2007 membership and meeting information for each of the committees of the Board.

Corporate
Name	Audit		Compensation		Governance
Mr. Reinfrank			X	*	X
Mr. McKee			X		X *

Mr. Goldman			X
Mr. Gibson, Jr.	X		X
Mr. Plank	X	*			X
Mr. Donnelly	X

2007 Meetings	7		5		2

*	Chair
The Audit Committee
Audit Committee Independence Determination. At a meeting in February 2008, the Board reviewed the qualifications of the members of the Audit Committee and determined that, in addition to satisfying the NYSE independence standards, each member of the Audit Committee satisfies the independence requirements of the SEC, pursuant to Rule 10A-3 under the Securities Exchange Act of 1934.
Audit Committee Financial Expert. At a meeting in February 2008, the Board confirmed that in 2005 the Board reviewed the qualifications of each Audit Committee member and unanimously determined Mr. Plank, Chairman of the Audit Committee, meets the requirements of an audit committee financial expert pursuant to Item 407(d)(5)(ii) of Regulation S-K.
Financial Literacy and Financial Management Experience. At a meeting in February 2008, the Board reviewed the qualifications of each member of the Audit Committee and determined that each is financially literate and that at least one member has financial management experience as required by the NYSE corporate governance listing standards.
The Audit Committee has four regularly scheduled meetings each year, and schedules additional meetings to review earnings releases and public filings. The Audit Committee also schedules periodic meetings to be held separately with management, the internal auditor, the independent accountant and other officers as the committee deems necessary to properly perform its functions under its charter and other regulatory requirements. The Audit Committee assists the Board with its monitoring of:
•	the integrity of the Company’s financial statements and internal controls,

•	the Company’s compliance with legal and regulatory requirements,

•	the independent registered public accounting firm’s qualifications and independence, and

•	the performance of the internal audit function and the director of internal audit.
The other specific responsibilities of the Audit Committee are set forth in its charter. The committee reviewed its charter in February 2008 and determined, based on advice of counsel, that it was consistent with best practices. The Audit Committee charter is available on our Web site at http://www.parkerdrilling.com and in print upon request to: Parker Drilling Company, Corporate Secretary, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077; Telephone number: 281-406-2000.

The Compensation Committee
Compensation Committee Independence Determination. In accordance with its charter, the Compensation Committee shall consist of no fewer than three directors, who shall not only meet the independence requirements of the NYSE, but also be “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined by Section 162(m) of the Internal Revenue Code (“IRC”). The Compensation Committee is currently comprised of four members of the Board: Mr. R. Rudolph Reinfrank, Chairman, and members: Mr. John W. Gibson, Jr., Mr. Robert E. McKee III and Mr. Robert W. Goldman. Each member of the Compensation Committee is independent in accordance with the NYSE Corporate Governance Listing Standards and satisfies the additional requirements of the SEC and IRC. See page 13 of this Proxy Statement for the independence analysis.
Although the Compensation Committee Charter has no specific requirements regarding the qualifications of committee members, the Compensation Committee conducts annual self-evaluations of its performance and the Corporate Governance Committee reviews these evaluations and reports annually to the Board whether or not the Compensation Committee is functioning efficiently and effectively. In addition to remaining informed on the current issues and other matters relevant to the performance of their duties as members of the Compensation Committee, the current members possess a significant amount of management experience in compensation related issues.
The primary responsibilities of the committee are set forth in its charter, and include without limitation:
•	annually review and approve corporate goals and objectives relevant to CEO compensation, annually evaluate the CEO’s performance in light of those goals and objectives, and establish the CEO’s compensation based on this evaluation,

•	annually review and recommend to the Board compensation of the executive officers, other than CEO,

•	annually review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board as deemed appropriate,

•	define the compensation philosophy of the Company and assist in development and implementation of the compensation policies of the Company consistent with this philosophy,

•	establish the general framework for the rewards and incentives, both long and short-term, to achieve the goals of the Company’s compensation philosophy,

•	regularly report to the Board the committee’s work,

•	annually review and discuss with management the Compensation Discussion and Analysis and the Compensation Committee Report and recommend to the Board that the Compensation Discussion and Analysis be included in the annual proxy statement, and

•	annually review the Compensation Committee Charter.
On February 6, 2008, the Compensation Committee conducted its annual review of its charter and on advice of counsel that the charter was generally consistent with best practices determined that no revisions were needed. The charter can be found on the Company’s website at http://www.parkerdrilling.com. Alternatively, a print copy can be obtained by writing to: Parker Drilling Company, Corporate Secretary, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077.
The charter of the Compensation Committee grants the Compensation Committee the authority to retain and terminate its own compensation consultant and to obtain advice and assistance from internal or external legal, accounting or other advisors. The Company provides appropriate funding, as determined by the Compensation Committee, for payment of compensation to any consulting firm or other advisers retained by the Compensation Committee.
The calendar of regular meetings of the Compensation Committee, including the agendas for such meetings, are established at the beginning of each calendar year, subject to adjustment for additional meetings to address matters that may arise during the year. The scope of authority of the Compensation Committee is established by its charter, which allows the Compensation Committee to delegate certain authority to other person(s) who are members of the Compensation Committee. The Compensation Committee has delegated limited power within a limited time frame to individual member(s) of the Compensation Committee to make certain decisions within defined parameters.

In 2007, the Compensation Committee convened for five meetings either in person or by telephone. Each of these meetings was attended in part by one or more members of the management team, including the General Counsel, and with the Pearl Meyer & Partners, compensation consultant retained by the Compensation Committee (“PM&P”), in order to obtain information from management, the General Counsel and PM&P that was relevant to the compensation matters that the Compensation Committee was considering and to discuss other compensation and legal issues. During certain of these meetings the Compensation Committee met in executive session. In addition, they met separately with the CEO to address goals and objectives of the CEO and to discuss compensation recommendations of the CEO for other executive officers.
During the first two months of each year, the Compensation Committee customarily meets on two occasions, supplemented by discussions among members, PM&P and management outside normal meeting times, to review information, obtain recommendations from the CEO and PM&P, and discuss and analyze this information in preparation for its review and analysis of the total executive compensation program of the executive officers, which consists of base salary, annual cash incentive bonus, long-term incentive awards, perquisites and other benefits. In making decisions regarding the total executive compensation the Compensation Committee reviews and considers the following information and factors:
•	The Company’s executive compensation philosophy, policies and objectives, including the reasons for providing each element of executive compensation,

•	Tally sheets and mockup tables (which will be incorporated into the Proxy Statement) containing the following information with respect to each executive officer:
-	Total compensation and the components thereof (base salary, annual incentive bonus, long- term incentive compensation, stock options and grants),

-	Future compensation opportunities, including without limitation, long-term incentive plans,

-	Post termination compensation,

-	Perquisites

-	Certain elements of past compensation.
•	Benefit programs compared to the peer group,

•	The relative pay level within the executive group,

•	Job performance, responsibilities and experience of each executive officer,

•	Competitive issues relevant to recruiting and retaining executive officers, including benchmarking, and

•	The reasons for providing each element of executive compensation.
Based on the above review and analysis, the Compensation Committee undertook the following actions regarding the executive compensation program during 2007:
•	Reviewed the 3-year long-term equity-based incentive plan to confirm whether or not the metrics were achieving the desired results and approved the stock grants that vested pursuant to the plan,

•	Established the base salary for the CEO and made recommendations to the Board regarding the base salary for other executive officers,

•	Approved the annual incentive bonuses for the executive officers for year 2007, and

•	Approved shares of common stock available for restricted stock grants to non-executive personnel.
The Compensation Committee followed the same process for establishing total compensation for the executive officers for 2008.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised of R. Rudolph Reinfrank, John W. Gibson, Jr., Robert E. McKee III and Robert W. Goldman, all of whom are independent directors. None of the members of the Compensation Committee is or has been an officer or employee of the Company or its subsidiaries.

The Corporate Governance Committee
The Corporate Governance Committee was created and constituted in 2003 by the Board to be responsible for making recommendations to the Board concerning issues relating to certain aspects of corporate governance, including performing the functions of a nominating committee by its review of nominees for candidates for Board positions under principles established in the Company’s Corporate Governance Principles, to recommend Board members for committee positions, to review annually the Corporate Governance Principles, to assess the overall effectiveness of the Board and its committees and report this evaluation to the Board, to make recommendations on director compensation and to set guidelines on Board service. The Corporate Governance Committee is currently comprised of three members of the Board: Mr. Robert E. McKee III, Chairman, and members: Mr. Roger B. Plank and Mr. R. Rudolph Reinfrank, each of which meet the independence requirements of the NYSE. See page 13 of this Proxy Statement for the independence analysis.
The Corporate Governance Committee also recommends the form and amount of compensation for non-employee directors and the Board makes the final determination. In considering and recommending the compensation of non-employee directors, the Corporate Governance Committee considers such factors as it deems appropriate, including historical compensation information, the level of compensation necessary to attract and retain non-employee directors meeting our desired qualifications and market data. In the past, the Corporate Governance Committee has utilized PM&P to provide market information on non-employee director compensation, including annual Board and committee retainers, Board and committee meeting fees, committee chairperson fees, stock based compensation and benefits. PM&P also compares and analyzes the current compensation of our non-employee directors with market data and presents the findings to the Corporate Governance Committee.
The Corporate Governance Committee Charter contains the specific duties and responsibilities of the committee. In 2008, the Corporate Governance Committee determined to recommend to the Board that its charter be amended to include a provision regarding the committee’s role in recommending the Presiding Director, to include assessment of committees of the Board, and to clarify the approval process for related party transactions and the review of transactions related to the independence determination. Except for these amendments, the Corporate Governance Committee determined, based on the advice of counsel, that its charter was generally consistent with best practices in corporate governance and that no further amendments were required. On February 22, 2008, the Board approved these amendments. A copy of the charter is attached hereto as Annex A, and is available on our Web site at http://www.parkerdrilling.com and in print upon request to: Parker Drilling Company, Corporate Secretary, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077; Telephone number: 281-406-2000.

BOARD OF DIRECTORS
NOMINEES FOR DIRECTOR (CLASS III) — WITH TERM OF OFFICE EXPIRING AT THE 2011 ANNUAL MEETING OF SHAREHOLDERS
ROBERT L. PARKER JR.
DIRECTOR SINCE 1973
Mr. Parker Jr., age 59, is the chairman and chief executive officer, having joined the Company in 1973. He was elected chief executive officer in 1991 and appointed chairman on April 28, 2006. He previously was elected a vice president in 1973, executive vice president in 1976 and president and chief operating officer in 1977. Mr. Parker Jr. is on the board of directors of the University of Texas Development Board, the University of Texas Health Science Center (Houston) Development Board and the International Association of Drilling Contractors. He is the son of Robert L. Parker, Chairman Emeritus.
JOHN W. GIBSON, JR.
DIRECTOR SINCE 2001
Mr. Gibson, Jr., age 50, currently serves as President and CEO of Paradigm GeoTechnology B.V., a role he accepted in September 2005. From January 2003 through December 2004, Mr. Gibson held the position of president and chief executive officer of Halliburton’s Energy Services Group, having previously served as president of Halliburton Energy Services since March 2002. Mr. Gibson also served as president and chief executive officer of Landmark Graphics Corporation from 2000 to 2002 and earlier as chief operating officer. Mr. Gibson is a national board member of KICKSTART and has served on the Board of Alaska Communications Systems.
ROGER B. PLANK
DIRECTOR SINCE MAY 2004
Mr. Plank, age 51, is Executive Vice President and Chief Financial Officer of Apache Corporation (“Apache”), having served in this position since May 2000. Mr. Plank previously served as Vice President of Corporate Communications, Vice President of External Affairs and Vice President of Planning and Corporate Development for Apache. He is also a trustee of the Ucross Foundation and president of the board of directors of Houston’s Alley Theatre.
CONTINUING DIRECTORS (CLASS I) — WITH TERM OF OFFICE EXPIRING AT THE 2009 ANNUAL MEETING OF SHAREHOLDERS
R. RUDOLPH REINFRANK
DIRECTOR SINCE 1993
Mr. Reinfrank, age 52, is a co-founder of Clarity Partners, L.P., a private equity and venture capital firm, and has held the position of managing general partner of Clarity Management, LLC, the general partner of Clarity Partners, L.P., since 2000. In 1997 Mr. Reinfrank co-founded Rader Reinfrank & Co., LLC, Beverly Hills, California. From May 1993 through December 1996, Mr. Reinfrank was a managing director of the Davis Companies.
JAMES W. WHALEN
DIRECTOR SINCE OCTOBER 2005
Mr. Whalen, age 66, was elected to the Board as Vice-Chairman in October 2005 after serving as senior vice president and chief financial officer for Parker Drilling from October 2002 until October 2005. He has served as a director of Targa Resources, Inc., a mid-stream energy asset company (“Targa”), since May 2004, and as President, Finance and Administration of Targa since November 2005. During 2007, Targa formed Targa Resources Partners, a publicly traded MLP (“NGLS”). Mr. Whalen holds similar positions with NGLS as he does with Targa. In addition, Mr. Whalen has served as a director of Equitable Resources, Inc., an integrated energy company (“Equitable”), since 2003 and has been chairman of the audit committee of Equitable since 2004. In 2007, Mr. Whalen joined the board of a privately held natural gas storage company, Floridian National Gas Storage Company, LLC. Prior to joining Parker Drilling, Mr. Whalen served as the chief commercial officer of Coral Energy, a wholesale natural gas and power marketing and trading company, from 1998 to 2000, where he was responsible for the marketing and trading for natural gas and power assets.
ROBERT W. GOLDMAN
DIRECTOR SINCE OCTOBER 2005
Mr. Goldman, age 65, was elected to the Board in October 2005. He retired from Conoco, Inc. in 2002, after 14 years of service, most recently as senior vice president, finance and chief financial officer. Prior to that time he was employed for 23 years by E. I. du Pont de Nemours & Co. in a variety of domestic and international finance and operating assignments. Since 2002 he has been self employed as a financial consultant. Mr. Goldman is the elected vice president-finance of the World Petroleum Council, a member of the Financial Executives Institute and a member of the Outside Advisory Council of Global Infrastructure Partners, a private equity fund investing in the global energy, transportation and water infrastructure sectors. He serves on the board of directors of El Paso Corporation, McDermott International, Inc. and Tesoro Corporation, as well as the board of trustees of Kenyon College, Gambier, Ohio. He also served on the board of directors of the Alley Theatre in Houston, Texas, from 1991 to July 2007.
CONTINUING DIRECTORS (CLASS II) — WITH TERM OF OFFICE EXPIRING AT THE 2010 ANNUAL MEETING OF SHAREHOLDERS
ROBERT E. MCKEE III
DIRECTOR SINCE FEBRUARY 2005
Mr. McKee, age 61, retired in March 2003 after 36 years with ConocoPhillips and Conoco, Inc., serving the last ten years as Executive Vice President-Worldwide Exploration and Production. He currently serves on the board of directors of Questar Corporation and Post Oak Bank (Houston, Texas). From September 2003 through March 2004 Mr. McKee served as Senior Oil Advisor in Iraq by Presidential appointment. He is also a member of the Advisory Committee for the University of Texas Engineering Department and serves on the Colorado School of Mines Advisory Board. He is also Chairman of Enventure, a joint venture company of Shell and Halliburton.
GEORGE J. DONNELLY
DIRECTOR SINCE OCTOBER 2005
Mr. Donnelly, age 69, was appointed to the Board in October 2005. He is a managing partner of Lilo Ventures, a venture capital firm, having held this position since 2001. He served as president and chief executive officer of the Houston Hispanic Chamber of Commerce during 2005 and 2006 and as president of the San Jacinto Museum of History from 2000 to 2002. Between 1988 and 2000, Mr. Donnelly served as vice president of Russell Reynolds Associates and as vice chairman of Spencer Stuart Associates, both executive search firms. He began his career at Texaco in 1962 and served in various roles at Texaco and Gulf Oil until 1997, including vice president of the worldwide energy and minerals division, vice president of the Latin American division and head of the Washington, D.C. office. Mr. Donnelly serves on the board of directors of the Greater Houston Partnership and the Institute of International Education.

DIRECTOR COMPENSATION
Fees and Benefit Plans For Non-Employee Directors
Annual Cash Retainer Fees. In 2007, the non-employee directors received an annual cash retainer fee of $30,000 per year. The full annual retainer fee is paid to all current directors as of the date of the annual meeting. Directors who are appointed during the year receive a pro-rated fee for the remainder of the period until the next annual meeting, but directors who leave the Board prior to serving the entire period between annual meetings do not forfeit any of the annual retainer previously received.
Meeting Fees. In 2007, non-employee directors also earned a fee of $3,000 for each Board meeting prior to February 23, 2007, $2,500 for each Board meeting during the remainder of 2007, $2,000 for each committee meeting prior to February 23, 2007, and $2,500 for each committee meeting during the remainder of 2007. Meeting fees are paid for each meeting attended in person or in which they participated by telephone. These meeting fees are accrued and paid quarterly.
Committee Chair Fees. In 2007, the Chairs of the Audit, Compensation and Governance Committees received an additional fee of $12,000 for their service as a committee chair.
Equity Grants. The non-employee directors are eligible to participate in the Company’s 2005 Long-Term Incentive Plan, which allows for the grant of stock options and restricted stock grants. In February 2007 the Board approved an award of 11,135 shares of restricted stock for each of the non-employee directors, all of which vested on the one year anniversary date of the award. In February 2008, after review of the 2008 report of PM&P and considering other factors that the Corporate Governance Committee deemed relevant, the Corporate Governance Committee recommended and the Board agreed to award 15,000 shares of restricted stock to each of the non-employee directors, all of which shall vest on the one year anniversary date of the award. The Board determined that the number of shares for the annual equity awards for the non-employee directors will be fixed at this level for a two-year period.

2007 Director Compensation Table

					Change
					in Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)(1)	($)(2)	($)	($)	($)	($)
Mr. Reinfrank	80,000	78,502	0	0	0	0	158,502
Mr. Gibson, Jr.	80,000	78,502	0	0	0	0	158,502
Mr. Plank	85,000	78,502	0	0	0	0	163,502
Mr. McKee	80,000	78,502	0	0	0	0	158,502
Mr. Donnelly	68,500	78,502	0	0	0	0	147,002
Mr. Goldman	63,500	78,502	0	0	0	0	142,002
Mr. Whalen	52,000	78,502	0	0	0	0	130,502

Total	$509,000	$549,514	$0	$0	$0	$0	$1,058,514

(1)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, of the 11,135 shares of restricted stock awarded to each non-employee director on March 1, 2007, in accordance with FAS 123R, which represents the only outstanding shares of restricted stock held by non-employee directors that have not vested as of December 31, 2007.

The grant date fair value for this award to each director for the fiscal year ended December 31, 2007, in accordance with FAS 123R, is $100,000, based on the closing price of $8.46 of the Company’s common stock on March 1, 2007, which was the grant date.

(2)	As of December 31, 2007, each non-employee director had the following aggregate stock options outstanding: Mr. Reinfrank — 32,000, Mr. Gibson, Jr. — 8,500, Mr. Plank — 15,000, Mr. McKee — 0, Mr. Donnelly — 0, Mr. Goldman — 0, and Mr. Whalen — 0.
Board members are reimbursed for their travel expenses incurred in connection with attendance of Board and committee meetings and for one board education program each year. These amounts are not included in the table above. Employee directors do not receive any compensation for their participation on the Board.
Option/SAR Grants In 2007 To Non-Employee Directors
No stock options or SAR grants were made to non-employee directors in 2007.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Corporate Governance Committee, or its designee, is charged by its charter with reviewing and approving any transactions between the Company and current or former officers or directors and other parties defined as being “related parties” pursuant to the Related Party Transaction Policy of the Company. See “Related Party Transaction Policy’ at page 24. During 2006 the Company entered into two agreements with Mr. Robert L. Parker Sr., which continued in effect during 2007, related to the Split Dollar Life Insurance Agreement with Robert L. Parker Sr. and The Robert L. Parker Sr. and Catherine M. Parker Family Trust Under Indenture Dated the 23rd Day of July 1993 (“Trust”), and the retirement of Mr. Parker as Chairman and a member of the Board.
Consulting Agreement
On April 12, 2006, in connection with the retirement of Robert L. Parker Sr. as Chairman and a member of the Board (effective April 28, 2006), the Company entered into a Consulting Agreement with Mr. Parker Sr. (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Parker Sr.’s employment agreement with the Company, effective as of November 1, 2002, was terminated effective April 30, 2006. The Consulting Agreement has a term of two years, and provides for:
(i)	payment of unpaid vacation pay that has accrued through April 30, 2006,

(ii)	a lump sum payment of $397,500 on November 2, 2006,

(iii)	monthly payments of $66,250 commencing on December 1, 2006, through and including May 1, 2008, and

(iv)	coverage under the Company’s medical and dental plans for Mr. Parker Sr. and his spouse through April 30, 2008.
If Mr. Parker Sr. should die during the two-year term, the payments shall continue to be made to his spouse, if she survives him, and if she does not survive him, to Mr. Parker’s beneficiaries.
The Consulting Agreement requires Mr. Parker Sr. to be available to provide certain services to the Company during the term of the Consulting Agreement, including without limitation, assisting with projects on which Mr. Parker Sr. worked while Chairman of the Company, bridging relationships with customers, and assisting with marketing efforts utilizing relationships developed during Mr. Parker Sr.’s tenure with the Company.
Mr. Parker Sr. will be required to maintain the confidentiality of any information he obtains while an employee or consultant during the term of the Consulting Agreement, to disclose and assign to the Company any ideas he conceives and any inventions he develops related to the business of the Company or his consulting with the Company. During the term of and for one year after the termination of the Consulting Agreement, Mr. Parker Sr. is prohibited from soliciting business from any of the Company’s customers or individuals with which the Company has done business, becoming interested in any capacity in any business that competes with the Company and will be prohibited from recruiting any employees of the Company.
Termination of Split Dollar Life Insurance Agreement
On April 12, 2006, Mr. Parker Sr. and The Robert L. Parker, Sr. and Catherine M. Parker Family Trust Under Indenture Dated the 23rd Day of July, 1993 (the “Trust”) and the Company entered into a Termination of Split Dollar Life Insurance Agreement (the “Termination Agreement”). The Termination Agreement, which terminates the Split Dollar Life Insurance Agreement dated the 21st day of February, 1995, among the Company, Mr. Parker Sr. and the Trust, as amended by the Amendment to and Restatement of Split Dollar Life Insurance Agreement dated the 19th day of April, 2000 (as amended, the “Split Dollar Life Insurance Agreement”), provides that the Trust will pay the Company approximately $2,450,000 in exchange for a release of the Company’s collateral assignment of all insurance policies owned by the Trust on the lives of Mr. Parker Sr. and his spouse, Mrs. Parker. Subject to the parties complying with their respective undertakings in regard to the lawsuit filed by the Company and the Trust against the insurer and brokers in connection with the insurance policies that were the subject of the Split Dollar Life Insurance Agreement, the parties also agreed to mutually release each other from any further obligations under the Split Dollar Life Insurance Agreement. The parties have agreed that the Company will pay the expenses of such lawsuit and that any proceeds will be used first to repay these expenses plus interest at 7% per annum and then the remaining balance will be shared equally. The Company also has the right to terminate its participation in the lawsuit at any time. In the event there is no monetary award or it is not sufficient to reimburse the Company, the Trust will have no obligation to pay the Company any portion of such amounts not reimbursed.
Due to the complexities of the above matters, the Board designated Mr. Rudolph Reinfrank to represent the Board in connection with the negotiation of these two agreements. Mr. Reinfrank made a full report to the Compensation Committee, which approved the terms and conditions of these agreements and Mr. Reinfrank also made a full report to the Board.
Other Transactions
Mr. Plank is a director and is standing for re-election as a Class III director at the 2008 Annual Meeting. Mr. Plank is Executive Vice President and Chief Financial Officer of Apache Corp. (“Apache”), a large independent oil and gas producer. During 2007, subsidiaries of the Company received approximately $11,640,000 in gross revenues for drilling and rental tool services provided to Apache and its affiliates.
On February 14, 2008, the Corporate Governance Committee reviewed the business between the Company and Apache and determined that it would not impair the independence of Mr. Plank and reported its findings to the Board on February 22, 2008. See page 13 for the Board’s analysis and determination that the business between the Company and Apache is not material to either company and does not present a conflict of interest or otherwise impair the independence of Mr. Plank or his ability to render independent judgment under the corporate governance listing standards of the NYSE.
Related Party Transaction Policy
On February 23, 2007, the Corporate Governance Committee recommended and the Board approved a formal Related Party Transaction Policy that requires the prior approval by the Corporate Governance Committee of any transaction between the Company and any Related Party, which expanded the role of the Corporate Governance Committee from its previous responsibilities for reviewing contracts between the Company and current or former officers and directors. For the purposes of the policy, a Related Party is (i) any senior officer (which shall include at a minimum each executive vice president and Section 16 officer) or director of the Company, (ii) a shareholder owning in excess of five percent of the Company (or its controlled affiliates), (iii) a person who is an immediate family member of a senior officer or director, or (iv) an entity which is owned or controlled by a person or entity listed in (i), (ii) or (iii) above, or an entity in which a person or entity listed in (i), (ii) or (iii) above has a substantial ownership interest or control.
INDEMNIFICATION
In accordance with our By-laws, we indemnify our directors and officers to the fullest extent permitted by law. We also have signed agreements with each of the directors and officers contractually obligating us to provide indemnification to each director and officer.

SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS
Except as noted otherwise, the following table sets forth information concerning beneficial ownership of the Company’s common stock as of January 31, 2008, based on 111,916,159 shares issued and outstanding on such date, by (a) all persons known by the Company to be beneficial owners of more than five percent (5%) of such stock, (b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table, and (d) all directors and the executive officers as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.
AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

		RIGHT
	SHARES	TO	PERCENT OF
	OWNED	ACQUIRE	OUTSTANDING
NAME	(#)(1)	(#)(2)	SHARES(3)
FMR LLC **	16,765,288 (4)		14.9%
Robert L. Parker Jr.	1,007,631	195,000	1.07%
R. Rudolph Reinfrank	29,635	32,000	*
Robert W. Goldman	19,635	0	*
John W. Gibson, Jr.	96,135	8,500	*
Roger B. Plank	199,635	15,000	*
Robert E. McKee III	29,635	0	*
James W. Whalen	286,830	0	*
George J. Donnelly	19,635	0	*
David C. Mannon	427,140	25,000	*
W. Kirk Brassfield	253,166	115,000	*
Denis Graham	184,463	35,000	*
Ronald C. Potter	134,714	37,500	*

Directors and executive officers as a group (12 persons)	2,688,254	463,000	2.81%

*	Less than 1%

**	82 Devonshire St., Boston, MA 02109

(1)	Includes shares for which the person: - has sole voting and investment power, or - has shared voting and investment power with his/her spouse

Also includes restricted stock held by directors and executive officers over which they have voting power but not investment power. Excludes shares that may be acquired through stock option exercises.

(2)	Shares that can presently be acquired through stock option exercises and within sixty (60) days of January 31, 2008.

(3)	Shares of common stock which are not outstanding but which could be acquired by a person upon exercise of an option within 60 days of January 31, 2008, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(4)	Based on information obtained from Schedule 13G/A dated February 14, 2008, filed by FMR LLC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10 percent of the Common Stock, to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC and the NYSE, and to furnish the Company with a copy of each such report. SEC regulations impose specific due dates for such reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal 2007.
To the Company’s knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during and with respect to fiscal 2007, our officers, directors and more than 10 percent shareholders complied with all Section 16(a) filing requirements.

PROPOSALS TO BE VOTED ON
ITEM 1— ELECTION OF DIRECTORS
The By-laws of the Company currently provide that the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board. The Company currently has eight directors.
Our directors serve staggered terms. This is accomplished as follows:
•	each director who is elected at an annual meeting of shareholders serves a three-year term,

•	the directors are divided into three classes,

•	the classes are as nearly equal in number as possible, and

•	the term of each class begins on a staggered schedule.
Nominees for directors this year are Messrs. Parker Jr., Gibson, Jr. and Plank. These three directors currently comprise Class III of the three classes of directors. Mr. Parker Jr., Mr. Gibson, Jr. and Mr. Plank were appointed as directors by the Board in 1973, 2001 and 2004 respectively. For biographical information on these directors, see page 19. The remaining directors will continue to serve the terms described in their biographies under “Board of Directors” at pages 19 and 20.
Each of the three nominees for director this year currently is a director of the Company and has consented to serve a three-year term.
The Board of Directors recommends a vote FOR these nominees.
ITEM 2— PROPOSAL TO APPROVE AMENDMENT TO 2005 LONG-TERM INCENTIVE PLAN
Shareholders are being requested to approve an amendment (the “Amendment”) to the Parker Drilling Company 2005 Long-Term Incentive Plan (the “2005 Plan”). The sole purpose of the Amendment is to increase the total number of shares of Common Stock available for future awards under the 2005 Plan by 2,000,000 shares.
As of March 1, 2008, there were 3,165,948 remaining shares of Common Stock available for future awards under the 2005 Plan. However, approximately 629,763 of these remaining shares are anticipated to be awarded by the Compensation Committee before March 21, 2008, for 2007 “annual” awards earned under the Three-Year LT Incentive Plan (described on page 42) and restricted stock grants to key personnel who do not participate in the Three-Year LT Incentive Plan and approximately 1,111,622 of these remaining shares have been earned as “cumulative” awards under the Three-Year LT Incentive Plan and are anticipated to be awarded in March 2009, for a total of 1,741,385 shares, which effectively leaves approximately 1,424,563 remaining shares of Common Stock available for future awards. On March 1, 2008, 2,477,625 shares of Common Stock were reserved for issuance pursuant to outstanding awards made under the 2005 Plan and the other stock benefit plans that were frozen when the shareholders approved the 2005 Plan in April 2005 (the “Existing Plans”). If the Amendment to the 2005 Plan is approved by the shareholders of the Company, as of March 1, 2008, the total number of shares of Common Stock available for future awards under the 2005 Plan would be 5,165,948, representing approximately 4.60% of the Company’s total outstanding shares of Common Stock on March 1, 2008.
While the Board is aware of the potential dilutive effect of compensatory stock awards, performance based incentive stock grants are a key component of the Company’s compensation philosophy and comprise a substantial portion of the at-risk or contingent compensation of the executive officers and key managers and are also used to attract, motivate and retain other key personnel. In determining the number of additional shares requested by the Amendment, the Compensation Committee of the Board requested its compensation consultant to review data from peer companies in the oil and gas drilling industry on stock plan utilization levels. The results of the review indicated that the request for shareholder approval of 2,000,000 additional shares being available for issuance under the 2005 Plan brings the Company, when compared to the peer companies, to the 45th percentile.
A copy of the Amendment is attached hereto as Annex B. A copy of the 2005 Plan will be furnished by the Company to any shareholder upon written request to: Ronald C. Potter, Corporate Secretary, Parker

Drilling Company, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077. The Amendment, which was approved by the Board on March 17, 2008, will not take effect unless approved by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. The purpose of the 2005 Plan is described in greater detail in the Compensation Discussion and Analysis, found at page 37 of this Proxy Statement.
The Board of Directors recommends a vote FOR the proposal to amend the 2005 Plan.
Description of the 2005 Plan
The following is a summary of the principal features of the 2005 Plan and its operation.
Administration. The 2005 Plan is administered by a committee (“Committee”) appointed by the Board. The Board has designated the Compensation Committee as the administrator of the 2005 Plan, except for the awards to non-employee directors which will be administered by the Board upon recommendation of the Governance Committee. The Committee is composed of at least two directors who qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986 and/or as “non-employee directors” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Subject to the terms of the 2005 Plan, the Committee has the power to select the executive officers (including “covered employees” as defined in Section 162(m)) who are eligible to receive awards under the 2005 Plan, the type and amount of incentive awards to be awarded, and the terms and conditions of such awards and to otherwise approve the total amount of awards that may be granted to different levels of employees in the Company, with the specific awards within these levels to be determined by the CEO. The Committee may delegate its authority under the 2005 Plan described in the preceding sentence to officers or other employees of the Company, but may not take any action in contravention of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986 (“Internal Revenue Code”), or the Sarbanes-Oxley Act of 2002. The Committee also has the authority to interpret the 2005 Plan and establish, amend or waive rules necessary or appropriate for the administration of the 2005 Plan.
Eligibility. Any employee or consultant of the Company or a subsidiary of the Company or a director of the Company who, in the opinion of the Committee, is in a position to contribute to the growth, development or financial success of the Company is eligible to participate in the 2005 Plan. In any calendar year, no covered employee described in Section 162(m) of the Internal Revenue Code or applicable Treasury Regulations may be granted (in the case of stock options and stock appreciation rights), or have vest (in the case of restricted stock or other stock-based awards), awards relating to more than 900,000 shares of Common Stock, and the maximum aggregate cash payout with respect to incentive awards paid in cash to such covered employees may not exceed $3,000,000.
Shares Subject to the 2005 Plan. The maximum number of shares of the Company’s Common Stock, par value $0.16 2/3 per share, that may be delivered pursuant to awards granted under the 2005 Plan is 13,084,835 shares of Common Stock, representing the number of shares of Common Stock available for grant under the Existing Plans as of April 27, 2005 (3,950,134 shares), plus (a) any shares of Common Stock that are represented by awards outstanding under the Existing Plans on April 27, 2005 (7,134,701 shares) that are subsequently forfeited or terminated, expire unexercised, lapse or are otherwise canceled in a manner such that the shares of Common Stock covered by such awards would be available for future awards under the Existing Plans and (b) the 2,000,000 shares of Common Stock added to the 2005 Plan by the Amendment if approved by the shareholders of the Company. Any shares of Common Stock subject to an award under the 2005 Plan that are forfeited or terminated, expire unexercised, lapse or are otherwise canceled in a manner such that the shares of Common Stock covered by such award are not issued may again be used for awards under the 2005 Plan. A maximum of 1,000,000 shares of Common Stock may be issued upon exercise of incentive stock options. The maximum number of shares deliverable pursuant to awards granted under the 2005 Plan is subject to adjustment by the Committee in the event of certain dilutive changes in the number of outstanding shares. Under the 2005 Plan, the Company may issue authorized but unissued shares, treasury shares, or shares purchased by the Company on the open market or otherwise. In addition, the number of shares of Common Stock available for future awards is reduced by the net number of shares issued pursuant to an award.

Transferability. Rights under any award may not be transferred except by will or the laws of descent and distribution or a qualified domestic relations order. However, the Committee may, in its discretion, authorize in the applicable award agreement the transfer, without consideration, of all or a portion of a non-statutory stock option by a participant in the plan to family members, trusts and entities owned by family members; provided, however, that no transfer is permitted if such transfer would be considered to be a “listed transaction” under Internal Revenue Service’s tax shelter guidance.
Amendment of the 2005 Plan. The Board has the power and authority to terminate or amend the 2005 Plan at any time; provided, however, the Board may not, without the approval of shareholders:
•	other than as a result of a dilutive event, increase the maximum number of shares which may be issued under the 2005 Plan;

•	amend the requirements as to the class of employees eligible to purchase Common Stock under the 2005 Plan;

•	extend the term of the Plan;

•	increase the maximum limits on awards to covered employees as set for compliance with Section 162(m) of the Internal Revenue Code or applicable Treasury Regulations; or

•	decrease the authority granted to the Committee under the Plan in contravention of Rule 16b-3 under the Securities Exchange Act of 1934.
In addition, to the extent that the Committee determines that the listing requirements of any national securities exchange or quotation system on which the Company’s Common Stock is then listed or quoted, or the Internal Revenue Code or regulations promulgated thereunder, require shareholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the 2005 Plan shall not be amended without approval of the Company’s shareholders. No amendment to the 2005 Plan may adversely affect any rights of a holder of an outstanding award under the 2005 Plan without such holder’s consent.
Change in Control. Unless provided otherwise in the applicable award agreement, in the event of a change in control, all outstanding awards shall become 100% vested, free of all restrictions, immediately and fully exercisable, and deemed earned in full and payable as of the day immediately preceding the change in control. A “change in control” means the occurrence of any one or more of the following events:
•	The acquisition by any individual, entity or group of beneficial ownership of 50% or more of the Company’s Common Stock or combined voting power;

•	Individuals who constitute the Board of the Company as of the effective date of the 2005 Plan, or successors to such members approved by the Board, cease for any reason to constitute at least a majority of the Board;

•	Approval by the shareholders of the Company of a merger, or the sale or other disposition of all or substantially all of the assets of the Company;

•	the adoption of any plan or proposal for the liquidation or dissolution of the Company; or

•	any other event that a majority of the Board, in its sole discretion, determines to constitute a change in control.
The Board may determine that any of the events described above will not constitute a change in control.
Award Agreements and Term. All awards under the 2005 Plan will be authorized by the Committee and evidenced by an award agreement setting forth the type of incentive being granted, the vesting schedule, and other terms and conditions of exercisability. No stock options may be exercisable for more than ten years from the date of grant, or, in the case of an incentive stock option granted to an employee who owns or is deemed to own more than ten percent of the Company’s Common Stock, 5 years from the date of grant. In no event, however, may incentive stock options be granted after the expiration of ten (10) years from the effective date of the 2005 Plan.
Stock Options. A grant of a stock option entitles a participant to purchase from the Company a specified number of shares of Common Stock at a specified price per share. In the discretion of the Committee, stock options may be granted as non-statutory stock options or incentive stock options, but incentive stock options may only be granted to employees of the Company or a subsidiary. The aggregate fair market value of the Common Stock with respect to which incentive stock options become first exercisable by any participant during any calendar year cannot exceed $100,000.
The Committee may fix any price as the purchase price per share of Common Stock which may be purchased under a non-statutory stock option. The purchase price per share of Common Stock which may be purchased under an incentive stock option must be at least equal to the fair market value of the Company’s Common Stock on the date of grant; or, if the incentive stock option is granted to an employee who owns or is deemed to own more than ten percent of the Company’s Common Stock, 110% of the fair market value of the Company’s Common Stock on the date of grant. The exercise price for shares of Common Stock acquired on exercise of a stock option must be paid in cash; or, if approved by the Committee, delivery of shares of the Company’s Common Stock that have been held by the optionee for at least six months with a fair market value equal to the exercise price of the stock option, the withholding of shares that would otherwise be issuable upon exercise, participation in a broker-assisted “cashless exercise” arrangement, or payment of any other form of consideration acceptable to the Committee.
Stock Appreciation Rights (SARs). The grant of a SAR provides the holder with the right to receive a payment in shares of common stock equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over a SAR price specified in the applicable award agreement. The SAR price specified in an award agreement must be equal to or greater than the fair market value of the Company’s Common Stock on the date of the grant of the SAR.
Restricted Stock. A grant of restricted stock is an award of shares of Common Stock subject to restrictions or limitations set forth in the 2005 Plan and in the related award agreement. The award agreement for restricted stock will specify the time or times within which such award may be subject to forfeiture and any performance goals which must be met in order to remove any restrictions on such award. Except for limitations on transfer or limitations set forth in the applicable award agreement, holders of restricted stock shall have all of the rights of a shareholder of the Company, including the right to vote the shares, and, if provided in the applicable award agreement, the right to receive any dividends thereon.
Other Awards. The Committee may grant to any participant other forms of awards payable in shares of the Company’s Common Stock or cash. The terms and conditions of such other form of award shall be specified by the applicable award agreement. Such other awards may be granted for no cash consideration, other than services already rendered, or for such other consideration as may be specified by the award agreement.
Performance-Based Awards. Awards may be granted under the 2005 Plan that are subject to the attainment of pre-established performance goals over a specified performance period. Performance-based awards may be payable in stock or cash. The award agreement for a performance-based award will specify the performance period, the performance goals to be achieved during the performance period, and the maximum or minimum settlement values. Performance goals set by the Committee may relate to profits, return measures, cash flows, earnings and other objective performance criteria set forth in the 2005 Plan that the Committee believes to be relevant to the Company’s business.
Termination of Employment, Death, Disability and Retirement. Unless otherwise provided in an award agreement, upon the termination of a participant’s employment the non-vested portions of all outstanding awards will terminate immediately. Subject to different provisions in an award agreement, the period during which vested awards may be exercised following a termination of employment are described below. If a participant’s employment is terminated for any reason other than as a result of death, disability, retirement or for cause, the vested portion of such award is exercisable for the lesser of the expiration date set forth in the applicable award agreement or 90 days after the date of termination of employment. In the event of the termination of participant’s employment for cause, all vested awards immediately expire. Upon a participant’s retirement, which shall be defined as employees who have reached age 60 with at least five years of service for employees and directors who have five years of service, any vested award shall expire on the earlier of the expiration date set forth in the award agreement for such award or one year after the date of retirement (three months in the case of incentive stock options). Upon the death or disability of a participant, any vested award shall expire on the earlier of the expiration date set forth in the award agreement or the one year anniversary date of the participant’s death or disability.
Federal Income Tax Consequences
The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences associated with the grant of awards under the 2005 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon the individual’s circumstances. Also, this information may not be applicable to employees of foreign subsidiaries or to participants who are not residents of the United States. Participants have been and are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2005 Plan.
Non-statutory Stock Options. A participant receiving a non-statutory stock option that has been issued with an exercise price not less than the fair market value of the Company’s Common Stock on the grant date will not recognize income and the Company will not be allowed a deduction at the time such an option is granted. When a participant exercises a non-statutory stock option, the difference between the option price and any higher market value of the stock on the date of exercise will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by the Company. When a participant disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon whether the participant held the shares for more than one year following the exercise of the option. If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as short-term or long-term capital loss, depending upon whether the participant held the shares for more than one year following the exercise of the option.
Incentive Stock Options. Incentive stock options granted under the 2005 Plan are intended to meet the definitional requirements of Section 422 of the Internal Revenue Code for “incentive stock options.” A participant receiving a grant of incentive stock options will not recognize income and the Company will not be allowed a deduction at the time such an option is granted. When a participant exercises an incentive stock option while employed by the Company or its subsidiary or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the participant at that time (and no deduction will be allowed to the Company) but the excess of the fair market value of the shares acquired by such exercise over the option price will be taken into account in determining the participant’s alternative minimum taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are not disposed of until more than two years after the date of grant and one year after the date of transfer of the shares to the participant (statutory holding periods), the excess of the sale proceeds over the aggregate option price of such shares will be long-term capital gain, and the Company will not be entitled to any federal income tax deduction. Except in the event of death, if the shares are disposed of prior to the expiration of the statutory holding periods (a “Disqualifying Disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if sustained, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the Company or its subsidiary will be entitled to a federal tax deduction in a like amount), and the balance of the gain, if any, will be capital gain (short-term or long-term depending upon whether the participant held the shares for more than one year following the exercise of the option). To the extent that the aggregate fair market value of stock (determined on the date of grant) with respect to which incentive options become exercisable for the first time during any calendar year exceeds $100,000, such excess options will be treated as non-statutory options.

Payment Using Shares. If a participant pays the exercise price of a non-statutory or incentive stock option with previously-owned shares of the Company’s Common Stock and the transaction is not a Disqualifying Disposition, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The shares received in excess of the number surrendered will not be taxable if an incentive stock option is being exercised, but will be taxable as ordinary income to the extent of their fair market value if a non-statutory stock option is being exercised. The participant does not recognize income and the Company receives no deduction as a result of the tax-free portion of the exchange transaction. If the use of previously acquired incentive stock option shares to pay the exercise price of another incentive stock option constitutes a Disqualifying Disposition, the tax results are as described in the preceding paragraph. The income treatment will apply to the shares disposed of, but will not affect the favorable tax treatment of the shares received.
Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards. Unless a participant makes the election described below with respect to SARs, restricted stock, restricted stock units or performance awards granted under the 2005 Plan, a participant receiving a grant of such an incentive award will not recognize income and the Company will not be allowed a deduction at the time such award is granted. While an award remains unvested or otherwise subject to a substantial risk of forfeiture, a participant will recognize compensation income equal to the amount of any dividends received and the Company will be allowed a deduction in a like amount. When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by the Company. Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant’s ordinary income and commencement of holding period and the deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the excess of the fair market value of the award as of the date of grant over the amount paid, if any, by the participant for the award. If such election is made and a participant thereafter forfeits his or her award, no refund or deduction will be allowed for the amount previously included in such participant’s income.
Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Internal Revenue Code denies a deduction to a publicly held corporation for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a non-statutory stock option or stock appreciation right, or the disqualifying disposition of stock purchased pursuant to an incentive stock option). One such exception applies to certain performance-based compensation, provided that such compensation has been approved by shareholders in a separate vote and certain other requirements are met. If approved by our shareholders, we believe that the non-statutory stock options, stock appreciation rights, and other performance-based awards granted under the 2005 Plan should qualify for the performance-based compensation exception to Section 162(m).
Requirements Regarding “Deferred Compensation.” Certain of the benefits under the 2005 Plan may constitute “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code, a provision governing “nonqualified deferred compensation plans.” Failure to comply with the requirements of the provisions of Section 409A regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for federal tax purposes earlier than expected and to be subject to substantial penalties.
ERISA.
The Company believes that the 2005 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The 2005 Plan is not qualified under Section 401(a) of the Internal Revenue Code.

Awards Granted under the 2005 Plan
As of March 1, 2008, restricted stock awards for a total of 1,495,825 shares are outstanding under the 2005 Plan. There are no outstanding options under the 2005 Plan. Since inception of the 2005 Plan through March 1, 2008, (a) options for a total of 110,000 shares have been exercised, and (b) options and restricted stock awards for the following number of shares have been granted under the 2005 Plan to the named executive officers of the Company, directors and other key personnel: Current Executive Officers: Robert L. Parker Jr. — 483,500, David C. Mannon — 323,500, W. Kirk Brassfield — 128,250, Denis J. Graham — 94,000, Ronald C. Potter — 198,250 and Lynn Cullom — 26,083; Current Directors: Roger B. Plank — 29,635, R. Rudolph Reinfrank — 29,635, James W. Whalen - 114,635 (95,000 of which were granted while Mr. Whalen was CFO), George J. Donnelly — 19,635, John W. Gibson, Jr. — 29,635, Robert W. Goldman — 19,635 and Robert E. McKee III — 29,635; and all employees, excluding current executive officers and directors, as a group — 1,287,017 shares.
As of the date of this Proxy Statement, the Company estimates that approximately 115 officers, employees and directors were eligible to participate in the 2005 Plan. Because the Committee has the discretion to grant awards under the 2005 Plan, it is not possible as of the date of this Proxy Statement to determine future awards that will be received by executive officers, employees and directors under the 2005 Plan.
The closing price of the Company’s Common Stock on the NYSE on March 14, 2008, was $5.97.
ITEM 3 — RATIFY APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has engaged KPMG LLP to serve as our independent registered public accounting firm for 2008. Shareholders are being asked to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2008. If the shareholders do not ratify the appointment, the Audit Committee will re-consider the appointment. Representatives of KPMG LLP will be present at the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement should they desire to do so.
On March 9, 2007, the Audit Committee approved the dismissal of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent auditors effective March 9, 2007. A PwC representative will not be present at the Annual Meeting.
During the Company’s fiscal years ended December 31, 2006 and 2005, and in the subsequent interim period through March 9, 2007, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the financial statements of the Company for such years. Also, during those time periods, there were no “reportable events,” as such term is used in Item 304(a)(1)(v) of Regulation S-K.
PwC’s reports on the financial statements of the Company for the fiscal years ended December 31, 2006 and 2005 neither contained an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
On March 15, 2007, the Audit Committee engaged KPMG LLP as the Company’s independent auditors for its 2007 fiscal year.
During the Company’s fiscal years ended December 31, 2006 and 2005, and in the subsequent interim period through March 15, 2007, the Company did not consult with KPMG LLP with respect to either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2008.
Audit Committee Report
The following report does not constitute “soliciting material” and should not be deemed “filed” or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference in such filing.
The Audit Committee is responsible for providing independent, objective oversight of Parker’s accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting, audit processes and compliance with laws, regulations and Company policies. The Audit Committee oversees the financial reporting process on behalf of the Board, reviews the financial disclosures and meets privately with the independent registered public accounting firm (the “independent accountants”) to discuss the internal accounting control policies and procedures. The Audit Committee reports on these meetings to the Board.
The committee operates pursuant to a Charter, which sets forth the duties and responsibilities of the committee, which duties are summarized on page 15 of this Proxy Statement. While the committee has certain duties as set forth in the Charter, it is not the duty of the committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting rules and regulations, as these functions are the responsibility of management and the independent accountants. In the performance of its oversight function, the committee addressed the following specific matters:
•	Reviewed quarterly financial statements, the 2007 year-end audited financial statements (10-K) and earnings releases, including disclosures made in the management discussion and analysis, the quality of the accounting principles, the reasonableness of significant judgments and the sufficiency of the disclosures, and discussed them with management and the independent accountants,

•	Received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and discussed with the independent accountant and confirmed the independence of the independent accountants,

•	Engaged in private discussions with the independent accountants to discuss matters relevant to the planning and implementation of the Company’s audit,

•	Discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 114, including without limitation, the quality as well as the completeness and accuracy of the financial statements,

•	Discussed with management and the independent accountants significant financial and reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including all critical accounting policies and practices and alternative treatment of financial transactions,

•	Discussed with management, the Company’s use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies,

•	Met regularly with the director of internal audit (including private meetings), reviewed reports prepared by the internal auditing department and management responses, and approved the scheduling, budget and staffing of the planned scope of internal audits,

•	Discussed with management various matters regarding the compliance of the Company and its subsidiaries with the Company’s Code of Corporate Conduct, including the Foreign Corrupt Practices Act,

•	Discussed with management and the independent accountants the effect of major legislative,

regulatory or accounting initiatives as well as any off-balance sheet structures on the Company’s financial statements,

•	Discussed with management the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures, including policies regarding risk assessment and risk management policies,

•	Discussed certain legal matters with counsel,

•	Received a report describing all related-party transactions from the Corporate Governance Committee,

•	Maintained oversight over the anonymous reporting, including a third-party hotline service, of any alleged accounting or audit complaints or other irregularities consistent with the requirements of the SEC pursuant to SOX and reviewed matters with the director of internal audit and general counsel that were reported to ensure they were properly investigated and that appropriate remedial action was taken when necessary,

•	Approved the fees charged by the independent accountants for services performed in 2007 in accordance with the pre-approval policy approved in 2004. These fees are set forth in the table immediately following this report,

•	Monitored the Company’s compliance with internal control over financial reporting pursuant to Section 404 of SOX,

•	Met privately with the independent accountants at various times throughout the year,

•	Retained KPMG LLP as the independent registered public accounting firm of the Company for 2008, and

•	Reviewed the report on internal control over financial reporting filed pursuant to Section 404 of SOX, which report did not note any material weaknesses, and discussed with management the adequacy of changes in internal control over financial reporting to address minor issues.
Based on the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2007, be included in Parker’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.
Respectfully submitted,
Roger B. Plank, Chairman
John W. Gibson Jr.
George J. Donnelly

Audit and Non-Audit Fees
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s financial statements for the year ended December 31, 2007, and by PwC for the audit of the Company’s financial statements for the year ended December 31, 2006, and fees billed for other services rendered by KPMG LLP and PwC during the same respective periods.

	2007	2006
Audit fees: (1)	$1,521,748	$1,666,152
Audit-related fees: (2)	$5,670	$3,283
Tax fees:(3)	$140,000	$43,900
All other fees:(4)	$391,650	$139,159

Total	$2,059,068	$1,854,500

(1)	Audit fees consisted of audit of the annual financial statements, quarterly reviews of financial statements, statutory audits of foreign subsidiaries, assistance in any required filings with the SEC and the SOX internal control audit.

(2)	Audit-related fees consisted primarily of audits of benefit plans.

(3)	Tax fees consisted principally of assisting Company affiliates in the preparation of foreign tax returns and other tax consultations.

(4)	All other consisted primarily of fees incurred in filing Form S-3 in connection with convertible debt offering in June 2007.
100% of all audit fees and allowable non-audit fees were pre-approved by the Audit Committee in accordance with the pre-approval policy.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Consistent with SEC rules regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In response to these rules, the Audit Committee established a policy in April 2003, which was amended in January 2004, in connection with the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, which policy was attached to the 2004 Proxy Statement. Such services are pre-approved to a specific dollar threshold. All other permitted services, as well as proposed services exceeding such specified dollar thresholds, must be separately approved by the Audit Committee.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy
Our compensation philosophy is to provide competitive total compensation to our executive officers that rewards performance and is appropriate considering all relevant factors and circumstances. We believe that the goals and objectives of our compensation philosophy are best served by adhering to the following principles:
•	First, to tie a significant portion of executive compensation to our performance, taking into consideration pre-established financial objectives, operational objectives, and personal performance objectives that are aligned with the goals of our Five-Year Strategic Plan,

•	Second, to implement a compensation philosophy that conveys to our shareholders that our executive compensation is aligned with our shareholders’ interests,

•	Third, to design each component of executive compensation to be competitive with the compensation practices of peer companies, and

•	Fourth, to use a mix of salary, annual incentives and long-term incentives to attract and retain highly qualified personnel.
We have adopted this philosophy because we believe it is important to our success, which is directly affected by our ability to attract and retain the type of highly qualified personnel who are motivated to achieve our business goals and thereby increase shareholder value.
Administration
Compensation Committee. Our executive compensation program is administered by the Compensation Committee (the “Committee”) of the Board in accordance with the charter of the Committee and other corporate governance requirements of the SEC and the NYSE. We describe the specific duties and responsibilities of the Committee and the process the Committee utilizes in making compensation decisions in this Proxy Statement under “Governance of the Company—The Compensation Committee” at page 16.
Compensation Consultant. The Committee has engaged Pearl, Meyer & Partners (“PM&P” or “Consultant”), upon the terms that the Committee has negotiated with PM&P, to advise the Committee on certain compensation issues from time to time as discussed below. The assignments of the Consultant are determined primarily by the Committee, although management may have input into these assignments. The Committee considers PM&P to be independent based on the following factors:
•	the Committee has the ability to hire and fire PM&P,

•	PM&P receives substantially all of its assignments from the Committee with regard to executive compensation matters, and

•	PM&P has performed only limited work for management in connection with its extensive database for the industry and its application to employee incentives and general compensation and routinely reports this work to the Committee.
During 2007 the Committee engaged PM&P to provide the following compensation consulting services:
•	Compile financial performance norms for the Company’s peer group in the oil and gas drilling business which were used by the Committee to analyze the Company’s performance in connection with the peer group compensation data and

•	Provide peer group compensation data to assist the Committee in establishing executive compensation for the CEO and recommending compensation for other executive officers that is competitive.

Roles of Executives in Establishing Compensation. The CEO plays a key role in determining executive compensation for the other executive officers. The CEO attends the meetings of the Committee regarding executive compensation and discusses his recommendations with the Committee, including his evaluation of the performance of the executives in arriving at his recommendations, which is based on his direct evaluation of such officers and/or the evaluations of the supervisors to whom such officers report when the officers do not report directly to the CEO. These recommendations are considered by the Committee, along with other relevant data from PM&P, in determining its recommendations regarding the base salary for such executive officers.
Compensation Program’s Design
Overview
For the fiscal year ended December 31, 2007, the total compensation package for the executive officers consisted of a mix of:
•	Base Salary,

•	Annual Incentive Compensation Bonus,

•	Long-term Incentive Compensation,

•	Post-termination benefits, and

•	Employee benefits and perquisites.
We have chosen these elements to remain competitive in attracting and retaining executive talent and to provide strong incentives for high performance with current and potential financial rewards. We pay salary as compensation that is fixed and not contingent at a level we think sufficient to be competitive. We provide employee benefits such as medical and life insurance, disability and travel accident and 401(k) plans that are provided to our salaried employees generally.
The amount of additional compensation that our executives may receive is contingent or “at risk” and may not provide any actual compensation depending upon how well or poorly the executive and the Company performs. Further information on the relative size of the different elements of compensation is contained in this discussion under “Relative Size of Major Compensation Elements” below. We think this mix of compensation will instill in our executives the importance of achieving our business goals and thereby increase shareholder value.
Mix and Allocation of Compensation Components. Although the base salary for our executive officers can represent 100% of the compensation in any given year when incentives do not pay out or long-term awards are not made, the general mix of compensation (base salary, plus annual incentive, plus net present value of long-term grants) for target-level performances and maximum-level performance (multiple of 2 times targeted percentages) respectively will range as follows, depending upon the executive.

CEO:	Base salary= 15% to 25%

Bonus compensation at target= 25% to 30%

Long-term compensation annualized= 50% to 60%

Other executive officers:	Base salary= 20% to 35%

Bonus compensation at target= 20% to 25%

Long-term compensation annualized= 45% to 55%
Benchmarking. We use benchmarking as a tool for determining the appropriate base salaries, annual incentives, long-term incentives and other financial benefits that comprise the total compensation for the executive officers. While we believe that competitiveness is a key element in obtaining and retaining quality personnel, because there are limitations on comparative pay information in regard to establishing individual executive compensation, including difficulty in comparing equity gains and other compensation, the Committee has discretion as to the nature and extent of its use of benchmarking data.

The Committee reviews the composition of the peer group on an annual basis to ensure it is appropriate for comparative purposes, utilizing input from senior management and PM&P. After the most recent review, the Committee determined to expand the list of peer companies based on consolidation in the drilling industry and other factors and determined that the following companies are an appropriate peer group: Allis-Chalmers, Ensco International, Inc., Grey Wolf, Inc., Helmerich & Payne, Inc., Nabors Industries, Ltd., Pioneer Drilling Co., Pride International, Inc., Hercules Offshore, Inc., Patterson-UTI Energy, Inc., and Rowan Companies, Inc. The Committee believes these companies are appropriate peers for the Company based on the following factors:
•	each is a direct competitor for drilling business and/or management personnel,

•	each is considered a peer company by industry analysts who specialize in tracking the oil and gas drilling industry,

•	each is perceived as generally comparable by the shareholder community based on the nature of the business and customers, including similar business cycles, and

•	each faces similar financial challenges and risks.
The use of benchmarking is subject to the Committee’s overall determination as to what compensation is appropriate, considering all the relevant factors and circumstances, including a review of historic increases in compensation, assessing internal pay equity, and monitoring how executive compensation is achieving the goals of the Company’s compensation philosophy.
In evaluating the data from peer companies, the Committee takes into account differences in the size of individual peer companies. PM&P provides the Committee with this size-adjusted data as part of its comparative process. The Committee uses the adjusted data as a basis to include both smaller and larger companies in the peer group similar to the method used by the investment community and Institutional Shareholder Services in comparing the Company to peer companies. The Committee, in monitoring the peer industry practices, may over time make slight modifications to the peer group due to consolidations within and for new companies entering the drilling industry. The Committee will continue to monitor the appropriateness of the peer group and the relative measures drawn from the process with the primary objective of utilizing a peer group that provides the most appropriate comparison to the Company as part of the Committee’s competitiveness evaluation.
Relative Size of Major Compensation Elements. Consistent with our total executive compensation philosophy set forth in the initial section of this analysis, in setting or recommending executive compensation, the Committee considers the total compensation payable to an executive officer and the form of the compensation. The Committee seeks to achieve a balance between immediate cash rewards for the achievement of company-wide and personal objectives and long-term incentives designed to align the interests of our executive officers with those of our shareholders. The Committee determines the size of each element based primarily on:
•	the achievement of Company performance goals based on our Five-Year Strategic Plan,

•	market practice determined from benchmarking data from our peer group, and

•	individual performance.
The percentage of compensation that is contingent, or “at risk”, incentive compensation typically increases in relation to an executive officer’s responsibilities within the Company, with contingent incentive compensation for more senior executive officers being a greater percentage of total compensation than for less senior executive officers. See “Mix and Allocation of Compensation Components” above. The Committee believes that making a significant portion of an executive officer’s incentive compensation contingent on long-term stock price performance more closely aligns the executive officer’s interests with those of our shareholders.
Internal Pay Equity. In addition to ensuring that our executive compensation is competitive through the use of benchmarking, we also analyze the relative levels of compensation within the executive officer group to ensure that the executive compensation is internally appropriate based on the individual responsibilities and contributions of each executive officer. As part of its executive compensation report, PM&P also compared the Company’s CEO compensation against that of the other named executive officers and determined that it was appropriate when compared to the relative compensation of similar officers of peer companies.

Tally Sheets/Compensation Tables. The Committee relies upon data compiled by the Company and PM&P to provide the Committee with comprehensive information regarding all the elements of actual and potential future compensation that comprise the total compensation package of each executive officer. This information is compiled in tally sheets or in the form of mockups of executive compensation tables that are later incorporated into the executive compensation tables in this Proxy Statement. This includes the dollar amount of each element of the executive officer’s compensation, including current cash compensation (base salary and annual incentive bonus), outstanding equity awards, benefits and perquisites. This information includes not only the potential restricted stock grants (minimum, target and maximum) from long-term incentive plans, but also the potential payouts in post termination and change of control situations pursuant to employment agreements of the executive officers. This provides the Committee with all the relevant information to determine whether or not the balance between long and short term compensation as well as fixed and contingent, or “at risk”, compensation is consistent with the overall compensation philosophy of the Company. This information is also utilized in the Committee’s analysis of each element that comprises the total compensation for the executive officers to ensure that the total compensation package for each executive officer is appropriate considering all relevant factors and circumstances.
Elements of Total Compensation
Base Salary. We review base salaries annually and target salary compensation at or near the median base salary practices of the market, but we may exercise the discretion to deviate from market-median practices for individual circumstances as we deem appropriate to achieve the Company’s compensation goals and to ensure that the total compensation package is appropriate considering all relevant information.
The Committee used benchmarking as a tool to target base salary compensation for executive officers for 2007 generally within 10% of the median of the peer group for comparable positions. This tool was used in conjunction with evaluations of performance, responsibilities and experience of each respective executive officer in establishing base salary. In addition, the Committee considered information provided by the Company and/or PM&P regarding past compensation in establishing base salaries that are appropriate considering all the relevant factors and circumstances, including retention of personnel that will promote the success of the Company and reward shareholders. The 2007 base salaries are reported in the Summary Compensation Table which follows this Compensation Discussion and Analysis, including narrative information as appropriate.
Annual Incentive Compensation Plan (ICP). The ICP is the short-term incentive compensation element of our executive officer compensation program. It is a cash-based performance incentive program designed to motivate and reward our executive officers and other key employees for their contributions to factors and business goals that we believe drives our earnings and creates shareholder value. The ICP is an authorized incentive plan under the 2005 Long-Term Incentive Plan (“2005 LTIP”), which 2005 LTIP was approved by the shareholders in 2005 and which authorizes the Committee to approve and administer such incentive plans.
In March 2007, the Committee approved the metrics and performance measures for the 2007 ICP. The metrics to determine the amount of this annual cash incentive compensation for the executive officers were developed in alignment with the Company’s Five-Year Strategic Plan using the approved budget and quality goals as parameters, which quality goals reflect the Company’s best estimate of superior performance for the Company. The ultimate payout of annual cash incentive compensation is based on attainment of these pre-established performance objectives. Because the ICP has a threshold condition of positive net income, based on the Committee’s previous established policy, the payout of the ICP could range from 0 to a maximum payout of 200% of base salary for the CEO, 150% for the COO and the CFO and 100% for the other vice-presidents and 80% for the principal accounting officer, which is in the upper 25% of the peer group.
Actual performance drives the amount of payout based on a scorecard of specific goal metrics established during the first quarter of each year. 100% payout of a metric is generally based on the budgeted amount. The threshold, target and maximum payouts for 2007 are described in the table titled: “2007 Grants of Plan-Based Awards Table” found on page 47 of this Proxy Statement. Each metric is weighted relative to its potential impact on the performance of the Company which aligns the interests of the shareholders with the executive officers’ performance. For each of the executive officers, 80% of the ICP is based on achievement of three factors/metrics that are closely aligned with our shareholders’

interests, i.e., net income results (30%), Company EBITDA, or “earnings before interest, taxes, depreciation and amortization” (25%), stock performance (15%) and return on capital employed (“ROCE”) (10%). The other factors/metrics are safety (10%) and controlling general and administrative costs (10%).
In addition to the metrics described above, two negative factors were built into the 2007 ICP plan. These metrics were included not only because they represent management’s primary concern about safety and the integrity of our financial statements, but also because management believes there is a direct correlation between Company’s performance and safety and financial integrity. As a result, these factors have a direct impact on our shareholders. If the negative factors are triggered this would result in a decrease to the potential payout of 5% per factor. The negative factors are (i) occurrence of events that could have resulted in a catastrophic loss (5% deduction) and (ii) failure rate of testing of internal controls pursuant to SOX in excess of a certain threshold (5% deduction).
Management has reviewed the specific metrics of the ICP and has determined that they are not material to an understanding of the ICP and, further, that providing certain of this information would cause competitive harm. For these reasons, the Company has determined not to disclose the targets. The Company believes that the targets are aggressive and that it will require superior performance of the executives in implementing the Five-Year Strategic Plan to achieve the maximum payout, although the relative difficulty of achieving these targets is affected by risk factors that are outside the control of management, as described in our periodic filings.
The actual amount of the annual cash incentive compensation paid pursuant to the 2007 ICP plan was determined in early 2008 based on the executive officers’ scorecard for each metric after 2007 financial results and other metrics/factors were verified. A multiplier or performance index is determined based on the results for each metric and the weighting of each metric. For example, a performance index of 1.0 for the executive officers means that the Company achieved the budgeted goals for each metric. After reviewing the financial and other information of the Company for 2007, the Committee determined that the performance index for the named executive officers for the 2007 ICP is .99. As part of its analysis, the Committee determined that the net income metric should be adjusted to take into account that the reversal of an accrual for a potential tax claim did not reflect net income because the accrual to establish the reserve was implemented through an adjustment to the balance sheet, not the income statement. By adjusting the net income factor as if the accrual was initially included in the income statement and then reversed, the net income factor was reduced from 1.21 to .99, resulting in a $328,400 reduction in total 2007 ICP payments to the executive officers.
The actual payouts are computed by the following formula:
(executive officer’s salary) X (performance index) X (target % for each executive officer)
Target percentages are: CEO — 100%, President and Senior Vice President — 75% and Vice Presidents — 50% and Principal Accounting Officer- 40%.
The actual payout for the named executive officers for 2007 is included in the Summary Compensation Table immediately following this Compensation Discussion and Analysis.
Long-Term Incentive Plan. Our 2005 LTIP also allows for the granting of long-term incentive awards in addition to traditional grants of restricted stock, stock options and annual cash incentive compensation (see ICP described immediately above). These long-term incentive awards can be in the form of cash, stock options, restricted stock or stock appreciation rights and they can be based on profits, profit-related return ratios, return measures (including, but not limited to, return on assets, capital, equity, investment or sales), cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital or investments), earnings (including but not limited to, total shareholder return, earnings per share or earnings before or after taxes), net sales growth, net earnings or income (before or after taxes, interest, depreciation and/or amortization), gross, operating or net profit margins, productivity ratios, share price (including, but not limited to, growth measures and total shareholder return), turnover of assets, capital, or inventory, expense targets, margins, measures of health, safety or environment, operating efficiency, customer service or satisfaction, market share, credit quality, and working capital targets, all of which are described in the 2005 LTIP. We choose from among these metrics the particular metrics which we judge will result in management of the business in a manner that increases shareholder value and are appropriate for the peer group within the drilling industry.

The Committee believes that the interests of our shareholders are best served when a significant percentage of our officers’ compensation is comprised of equity-based and other long-term incentives that appreciate in value contingent upon increases in the share price of our Common Stock and other indicators that reflect improvements in business fundamentals. Through the use of time vesting conditions, such awards also provide retention benefits. Consistent with our compensation philosophy, the Committee seeks to target equity-based and other long-term incentive awards generally reflecting the market-median value of annual stock awards.
After due consideration, pursuant to its authorization under the 2005 LTIP, the Committee approved and implemented a three-year incentive award plan (“Three-Year LT Incentive Plan”) in March 2006 based on the performance factors contained in the 2005 LTIP. PM&P assisted the Committee in formulation of the Three-Year LT Incentive Plan, including development of performance measures to determine ultimate payouts. Under the Three-Year LT Incentive Plan, the executive officers and certain middle management personnel (total of 13 participants) may earn restricted stock over three years based on the Company achieving pre-established targets based on the following factors/metrics and respective weighting for each factor/metric:
•	earnings per share (40% weighting), subject to a negative adjustment of 50% if the Company’s EPS growth is not equal to or greater than the EPS growth of the peer group and a positive 150% adjustment if the maximum target is achieved,

•	cash flow (40% weighting), and

•	debt to capital ratio (20% weighting).
The target for each individual factor/metric is established in accordance with the Company’s Five-Year Strategic Plan.
The restricted stock award that may be earned in any given year depends on the Company’s performance goals that were established based on the Five-Year Strategic Plan. Superior performance, meaning all performance metrics have been achieved or exceeded both annually and for the cumulative three year measurement period, would result in earning total awards which are in the upper 25% of the peer group. If the Company incurs a net loss in any given year no “annual” restricted stock awards can be earned for that year. In addition, EPS and/or cash flow underperformance in any particular year during the three year plan will negatively impact the cumulative award. The Committee sets the minimum, target and maximum levels in accordance with the performance goals established in the Five-Year Strategic Plan. It is management’s opinion that disclosure of the specific targets is not material to understanding the Three-Year LT Incentive Plan and that disclosure of certain of the targets would cause competitive harm to the Company. It is the further opinion of management that achievement of the maximum goals will require superior performance of the executives in implementing the Five-Year Strategic Plan, although the relative difficulty of achieving these goals is affected by certain risk factors that are outside the control of the Company and the executives, which risk factors are disclosed in our periodic filings.
Target award levels are set for each participant based on relative base salary of each executive officer. The total target number of shares for all participants is approximately 1.7 million shares over the three year period, of which 1,134,000 is the target number of shares which may be earned by the named executive officers if the target performance goals are satisfied. For each participant a maximum of 25% of the total award can be earned the first year, 30% the second year and 45% the third year, split equally between a current “annual” award and a “cumulative” award. Annual awards are not determinable by the Committee until peer performance data is available. When available, the data is compiled and compared to the pre-established performance goals of the Company in light of the Company’s actual performance for the year. When performance against the financial measures, both relative and absolute, are determined, the awards are granted, typically before the end of March. Awards then vest evenly over a two year period beginning one year after the grant date. The cumulative award potential builds each year and is not quantified or granted until the end of the three year period and then vests in equal amounts over the two years following the end of the three year period. Awards under the Three-Year LT Incentive Plan are weighted toward the end of the three year period as the results of the cumulative award for the three year performance period make up 62.5% of the target award level. As with the annual award portion of the Three-Year LT Incentive Plan, the cumulative award is dependent upon a combination of Company performance and relative performance against the peer group. While no fixed shares are allocated to either portion of the awards, the Company feels that over the three year period, the awards will be competitive if the Company performs at or near target performance levels.

Similar to the ICP, the Three-Year LT Incentive Plan is consistent with the Company’s philosophy of tying a significant portion of each executive’s compensation to performance because this aligns the executive officers’ compensation to shareholder interests. This plan differs from the ICP in that it also provides retention benefits, because the executive officers must remain in the employ of the Company throughout the vesting period of five years from inception to receive the full benefit, subject to exceptions for termination of executives not for cause, termination for good reason, termination due to death or disability and termination due to change in control.
On February 22, 2007, after completing its review of the financial information for the Company and its peers, the Committee determined that the EPS metric should be reduced to take into account that the reversal of an accrual for a potential tax claim did not reflect income because the original entry to set up the reserve was implemented through an adjustment to the balance sheet, not the income statement. By adjusting the EPS factor to remove the income related to such reversal, the EPS factor was reduced by 22% resulting in a reduction in the 2007 annual award of 59,235 shares. After taking into account the adjustment, on February 22, 2008, the Committee agreed to award the executive officers as a group an annual award of 210,308 shares that will vest over the following two years, with the formal award to occur upon verification of the financial information by the chairman of the Committee, which is anticipated to occur by March 21, 2008. The Committee also determined that the executive officers as a group had earned a cumulative award of 510,897 shares, which shares are anticipated to be awarded in March 2009, subject to certain conditions in the Three-Year LT Plan, and will vest over the following two years.
Restricted Stock Grants. It is the intent of the Committee that long-term compensation programs like the Three Year LT Incentive Plan will replace the traditional grants of stock options or restricted stock for executive officers, subject to exceptional circumstances where a unique award is appropriate to attract or retain key personnel. These awards also provide an opportunity for increased equity ownership by the executives to further the link between the creation of shareholder value and long-term incentive compensation and aligning the interests of the two groups.
All restricted stock earned under the Three-Year LT Incentive Plan and any non-performance based restricted stock grant, as is the case with the earlier grants of restricted stock and stock options, will be forfeited if they are not vested prior to the date the executive officer terminates his employment, except in the cases of termination of executives not for cause, termination for good reason, termination due to death or disability and termination due to change in control.
Perquisites and Other Personal Benefits. Consistent with our compensation philosophy, we provide certain perquisites to our executive officers, which the Company and the Committee believe are reasonable and which better enable the Company to attract and retain employees for key positions. The Committee periodically reviews the levels of perquisites provided to the named executive officers.
Certain of the executive officers are provided with a car allowance, life insurance, club dues, and home use of computer equipment. Personal use of corporate aircraft is restricted to senior management, subject to the approval of the CEO.
Specific information regarding these perquisites and the incremental cost to the Company for providing these perquisites is set forth in the Summary Compensation Table and the footnotes at page 46 of this Proxy Statement.
Impact of Accounting and Tax Treatments
Tax Treatment. Section 162(m) of the Internal Revenue Code limits tax deductions for certain executive compensation over $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and shareholders have approved the compensation arrangements. While the restricted stock grants to the executives in the past three years have a material performance-based component, these awards do not qualify as performance-based under 162(m). The Compensation Committee remains aware of these provisions and may in the future determine to make grants under the 2005 LTIP whereby all or any such awards may qualify for deductibility, but the Committee has not yet adopted a formal policy with respect to qualifying compensation paid to its executive officers for an exemption from this limitation on deductibility imposed by this section.

Nonqualified Deferred Compensation. On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, the Company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005.
Post-Employment Benefits
The Company has entered into employment agreements with its executive officers which provide for the payment of severance and other post-termination benefits upon the occurrence of specified events including termination of employment (with and without cause) and in the event of a change in control of the Company. Information regarding the specific payments that are applicable to each termination event, as well as the effect on unvested equity awards, is provided under the heading “Potential Payments Upon Termination or Change in Control” on page 50.
The terms of the employment agreement for the CEO and CFO were based primarily on comparison with employment agreements of peer companies. Although peer comparisons were a factor in negotiating employment agreements with other executive officers, a significant factor in the negotiation of termination of employment provisions in the employment agreements of these executive officers was the provision of a fixed amount of compensation that would offset any potential loss of compensation in leaving their prior employers or in choosing between other employment opportunities in making a decision to join the Company. As part of the process, the Committee considered the aggregate potential obligations of the Company with the benefits of hiring the executive officer.
In 2008, the Committee analyzed the termination and change in control provisions of these employment agreements for the purpose of determining whether or not these provisions are necessary and appropriate under the present circumstances of each executive officer and the competitive environment of the Company. As part of this analysis, the Committee considered the information provided by the Company and PM&P as described above as well as the total amount of compensation that would be payable to each executive officer in a change in control situation. In addition, the Committee considered the report of PM&P which provided a synopsis of related practices of peer companies indicating that a significant majority have similar agreements with executive officers regarding termination and change in control events.
Based upon the above analysis, the Company and the Committee believe that the terms and conditions of these employment agreements are reasonable and help the Company retain the executive talent needed to achieve the objectives of the strategic plan. In particular, the severance agreements in the event of a change in control help executives focus their attention on the performance of their duties in the best interests of the shareholders without being concerned about a change in control and help promote continuity of senior management.
Compensation-Related Policies
As noted above, the 2005 LTIP also authorizes the granting of traditional awards of stock options and restricted stock, in addition to the annual incentive cash compensation plan and the long-term incentive equity plan described above. Upon approval of the 2005 LTIP by the shareholders in 2005, all other existing stock plans were frozen and all shares available for granting under the frozen plans were listed on the NYSE and authorized for granting under the 2005 LTIP. The Committee adopted a general practice in 2002 that restricted stock awards were to be preferred over stock options, based in part on the fact that the ability to tie vesting to performance restrictions better aligned the executives’ compensation to the shareholders. Since that time all stock option grants to executive officers have been in connection with the hiring of executive officers, with one exception. Each of these grants has been at a strike price equal to or greater than the closing price of the Company’s Common Stock on the NYSE on the date the grant was approved by the Committee, in accordance with the terms of the 2005 LTIP.
In order to continue to have sufficient shares available for awards under the 2005 LTIP to continue to implement the executive compensation philosophy of the Company, the Committee has recommended that the Board approve an amendment to the 2005 LTIP to increase the number of shares available for granting under the 2005 LTIP, in such amount as will be sufficient to satisfy anticipated grants over the next three years.
Because stock option grants under the 2005 LTIP are used primarily for new hires, the Company has not established a policy regarding the timing of stock option grants.

In certain instances the Committee and management have determined it is appropriate to have a formal policy regarding certain compensation matters. During 2006, the Committee recommended a formal policy, with input from PM&P and benefits counsel, on use of corporate aircraft, which policy was adopted by the Board in early 2007. This policy restricts the use of the Company’s corporate aircraft for personal use and requires that all personal use must be approved by the CEO.
Other Compensation Matters
The Company has not formally adopted a “clawback” provision that would allow recovery of compensation in any form that was paid or granted to executive officers based on reporting of inaccurate financial results. However, it is the stated intention of the Board and senior management that to the extent any executive is complicit in fraudulent actions that substantially contributed to any misstatement of financial statements that requires a restatement, the Company will pursue all appropriate remedies to recover the amount of any compensation paid or granted to said individual to the extent the compensation paid or granted exceeds the amount that would have been paid or granted to said individual based on the restated financial statements.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
R. Rudolph Reinfrank, Chairman
John W. Gibson, Jr.
Robert E. McKee III
Robert W. Goldman

SUMMARY COMPENSATION TABLE
The following table summarizes the total compensation paid or earned by the principal executive officer (“PEO”), the principal financial officer (“PFO”) and the three most highly compensated executive officers of the Company, other than the PEO and the PFO (collectively, the “Named Executive Officers”), for the year ended December 31, 2007. A description of the material terms of the employment agreements for each of the Named Executive Officers is found at page 49.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)(1)	($)	($)(2)	($)	($)(3)(4)(5)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Mr. Parker Jr. - PEO	2007	583,358	0	1,954,142	0	577,524	0	69,828	3,184,852
	2006	550,000	0	1,216,294	0	830,500	0	56,246	2,653,040

Mr. Brassfield - PFO	2007	265,184	0	506,196	0	196,900	0	25,731	994,011
	2006	250,000	0	303,104	0	283,125	0	23,846	860,075

Mr. Mannon -	2007	416,627	0	1,003,510	0	309,060	0	47,191	1,776,388
President & COO	2006	347,923	0	745,540	0	396,375	0	40,717	1,530,555

Mr. Graham - VP	2007	260,942	0	327,145	0	129,166	0	23,257	740,510
Engineering	2006	244,857	0	230,599	0	185,730	0	23,335	684,521

Mr. Potter - VP &	2007	275,750	0	349,737	0	136,496	0	11,250	773,233
General Counsel	2006	255,637	0	242,511	0	196,300	0	8,800	703,248

(1)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2007 and December 31, 2006, in accordance with FAS 123R of awards pursuant to the 2005 Long-Term Incentive Plan and thus may include amounts from awards granted in and prior to 2007 and 2006, respectively. Assumptions used in the calculation of these amounts are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2007.

(2)	The amounts in column (g) reflect the cash awards that were earned by the named individuals under the ICP, which is discussed in further detail on page 40 under the heading “Annual Incentive Compensation Plan”.

(3)	The amounts in column (i) for 2007 include for each named executive officer the matching contributions allocated by the Company to each of the named executive officers pursuant to the Stock Bonus Plan (401(k)).

(4)	The amounts in column (i) for 2007 also include for each named executive officer, other than Mr. Potter:
(a)	the value attributable to life insurance benefits provided to the named executive officer;

(b)	a car allowance; and

(c)	club dues.
(5)	In addition to the items noted in footnotes (3) and (4) above, the amount in column (i) for 2007 includes:
(a)	the cost of tax preparation services for Mr. Parker Jr.; and

(b)	personal use of corporate aircraft by Mr. Parker Jr. ($27,403) and Mr. Mannon.
The aggregate incremental cost of Mr. Parker Jr.’s and Mr. Mannon’s personal use of corporate aircraft is determined on a per flight basis and includes the direct operating costs for the flight staging, the cost of landing fees, trip related hangar and parking costs, crew expenses and other variable costs attributable to a specific trip. The incremental cost to the Company for providing all other perquisites listed is based on invoices from the persons or entities providing the services.

2007 GRANTS OF PLAN-BASED AWARDS TABLE

								All Other
								Stock	All Other
								Awards:	Option	Exercise	Grant Date
								Number of	Awards:	or Base	Fair Value
								Shares	Number of	Price of	of Stock
								of Stock	Securities	Option	and Option
	Grant	Estimated Possible Payouts Under			Estimated Future Payouts			or Units	Underlying	Awards	Awards
Name	Date	Non-Equity Incentive Plan Awards(1)			Under Equity Incentive Plan Awards			(#)(2)	Options (#)	($/Sh)	($)(3)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)

Robert L.	3/8/07							121,500			1,089,855
Parker Jr.,
PEO
	n/a	291,679	583,358	1,166,716

W. Kirk	3/8/07							44,250			396,923
Brassfield,
PFO
	n/a	98,444	198,889	403,200

David C.	3/8/07							61,500			551,655
Mannon
	n/a	156,235	312,469	624,940

Denis	3/8/07							27,000			242,190
Graham
	n/a	65,235	130,471	260,942

Ronald C.	3/8/07							29,250			262,373
Potter
	n/a	68,937	137,875	275,750

(1)	The amounts shown in columns (c) through (e) reflect potential payouts under the ICP which is described in detail on page 40. The amount in column (c) is the amount that the executive will earn if the threshold, which is 25% -50% of target, is met, depending on the executive. The amount in column (e) is 100% to 200% of the target amount depending on the executive.

(2)	The amounts shown in column (i) reflect the number of shares of stock granted to each named executive officer pursuant to the 2005 Long-Term Incentive Plan. The restricted stock was granted to each executive pursuant to an award agreement providing for vesting in equal amounts on the first and second anniversary dates of the grant.

(3)	Determined based on the number of shares in column (i) times the closing price of the Company’s Common Stock on March 8, 2007 of $8.97.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
									Equity
								Equity	Incentive
			Equity					Incentive	Plan Awards:
			Incentive					Plan Awards:	Market or
			Plan Awards:			Number of	Market	Number of	Payout Value
			Number of			Shares or	Value of	Unearned	of Unearned
	Number of	Number of	Securities			Units of	Shares or	Shares, Units	Shares, Units
	Securities	Securities	Underlying			Stock	Units of	or Other	or Other
	Underlying	Underlying	Unexercised	Option		That	Stock That	Rights That	Rights That
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Options	Options	Options	Price	Expiration	Vested	Vested	Vested	Vested
	(#)	(#)	(#)	($)	Date	(#)(1)	($)(2)	(#)	($)
Name	Exercisable	Unexercisable

Mr. Parker Jr. - PEO	45,000			5.35	4/3/08
	150,000			2.24	8/6/09
						242,834	1,833,396

Mr. Brassfield - PFO	50,000			10.8125	3/25/08
	30,000			5.35	4/3/08
	35,000			2.24	8/6/09
						80,250	605,888

Mr. Mannon -	25,000			3.85	1/3/12
President & COO						219,500	1,657,225

Mr. Graham -	70,000			2.24	8/6/09
VP Engineering						51,667	390,086

Mr. Potter - VP &	37,500			2.61	7/15/10
General Counsel						55,250	417,138

(1)	Amounts in column (g) vest as follows:

Mr. Parker Jr. - 60,750 will vest on March 8, 2008, 40,666 will vest on April 6, 2008, 40,001 on May 6, 2008, 60,750 will vest on March 8, 2009 and 40,667 will vest on April 6, 2009.

Mr. Brassfield - 22,125 will vest on March 8, 2008, 14,666 will vest on April 6, 2008, 6,667 will vest on May 6, 2008, 22,125 will vest on March 8, 2009 and 14,667 will vest on April 6, 2009.

Mr. Mannon - 30,750 will vest on March 8, 2008, 20,667 will vest on April 6, 2008, 16,667 will vest on May 6, 2008, 20,000 will vest on July 11, 2008, 30,750 will vest on March 8, 2009, 20,667 will vest on April 6, 2009, 20,000 will vest on July 11, 2009, 20,000 will vest on July 11, 2010, 20,000 will vest on July 11, 2011 and 20,000 will vest on July 11, 2012.

Mr. Graham - 9,000 will vest on April 6, 2008, 13,500 will vest on March 8, 2008, 6,667 will vest on May 6, 2008, 13,500 will vest on March 8, 2009 and 9,000 will vest on April 6, 2009.

Mr. Potter - 14,625 will vest on March 8, 2008, 9,666 will vest on April 6, 2008, 6,667 will vest on May 6, 2008, 14,625 will vest on March 8, 2009, and 9,667 will vest on April 6, 2009.

(2)	Based on closing price of Company Common Stock on December 31 2007 of $7.55.

2007 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
	Number of Shares		Number of
	Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)

Mr. Parker Jr.- PEO	600,000	874,776	200,667	2,217,370

Mr. Brassfield-PFO	0	0	40,667	447,274

Mr. Mannon	0	0	87,334	960,574

Mr. Graham	35,000	291,550	35,667	391,455

Mr. Potter	25,000	28,125	36,334	398,024

(1)	Value based on closing price of Company Common Stock on date of vesting.
EMPLOYMENT AGREEMENTS
Each of the current executive officers has an employment agreement with the Company, all of which became effective in 2002, with the exception of Mr. Mannon’s and Mr. Potter’s, which became effective in January 2005 and June 2003, respectively. The term of each agreement is for three years and each provides for automatic extensions of two years, with the exception of Mr. Graham’s, Mr. Potter’s and Mr. Brassfield’s, whose agreements are for two years with automatic two year extensions. The employment agreements provide for the following benefits:
•	payment of current salary, which may be increased upon review by the CEO (or the Board in the case of the CEO/Chairman) on an annual basis but cannot be reduced except with consent of the executive,

•	payment of bonuses of up to 100% (75% for Mr. Mannon and Mr. Brassfield, and 50% for Mr. Graham and Mr. Potter) of salary based on meeting certain incentives,

•	to be eligible to receive stock options and to participate in other benefits, including without limitation, paid vacation, 401(k) plan, health insurance and life insurance.
The employment agreements also restrict the executive officers from engaging in business that competes with the Company and from soliciting employees of the Company for one year after their employment with the Company terminates.
The post termination payments payable under certain events are discussed in the table and accompanying narrative in the section titled “Potential Payments Upon Termination or Change in Control” immediately following.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The tables below reflect the amount of compensation to each of the named executive officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, normal retirement, involuntary not-for-cause termination, for cause termination, termination following a change in control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2007.
The following table describes the potential payments upon termination or change in control of the Company for Mr. Robert L. Parker Jr., the Company’s Chairman, President and CEO.

				Involuntary	For
Executive				Not for	Cause	Involuntary		Death
Benefits and	Voluntary		Normal	Cause	Termi-	Good Reason	Change In	or
Payments Upon	Termination		Retirement	Termination	nation	Termination	Control	Disability
Termination	($)		(2)($)	(2)($)	($)	(2)($)	(3)(4)($)	(2)($)

Compensation:
Base Salary ($583,358)	(1)		1,166,714	1,166,714	0	1,166,714	1,750,071	1,166,714
Annual Incentive Compensation	0		2,155,748	2,155,748	0	2,155,748	3,816,979	2,155,748
Long-term Incentives
Stock Options
Unvested and Accelerated	0		0	0	0	0	0	0
Restricted Stock
Unvested and Accelerated	0		1,833,396	1,833,396	0	1,833,396	1,833,396	1,833,396
Benefits and Perquisites:
Post-retirement health care(5)	0		24,168	24,168	0	24,168	36,252	24,168
Accrued Vacation Pay	45,485		45,485	45,485	45,485	45,485	45,485	45,485
Tax Gross-Up	0		0	0	0	0	1,669,655	0
Total:	45,485	(1)	5,225,511	5,225,511	45,485	5,225,211	9,151,838	5,225,211

(1)	Would receive salary for the remainder of the month in which terminated. The total amount shown does not include any amount for such salary.

(2)	In the event of termination due to any of these reasons, Mr. Parker Jr.’s employment agreement provides that he shall be paid a lump sum amount equal to two times the highest base salary he was paid during previous three years, two times the highest annual bonus paid during previous three years and two years of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

(3)	In the event of termination due to a Change in Control, Mr. Parker Jr.’s employment agreement provides that he shall be paid three times the highest base salary he was paid during previous three years, three times the highest annual bonus paid during previous three years and three years of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

(4)	Executive is paid current year’s bonus based on 100% of base salary.

(5)	Value based on COBRA rate.

The following table describes the potential payments upon termination or change in control of the Company for Mr. W. Kirk Brassfield, the Company’s CFO.

				Involuntary	For
Executive				Not for	Cause	Involuntary		Death
Benefits and	Voluntary		Normal	Cause	Termi-	Good Reason	Change In	or
Payments Upon	Termination		Retirement	Termination	nation	Termination	Control	Disability
Termination	($)		(2)($)	(2)($)	($)	(2)($)	(3)(4)($)	(2)($)

Compensation:
Base Salary ($265,184)	(1)		397,776	397,776	0	397,776	795,552	397,776
Annual Incentive Compensation	0		424,687	424,687	0	424,687	1,114,559	424,687
Long-term Incentives
Stock Options
Unvested and Accelerated	0		0	0	0	0	0	0
Restricted Stock
Unvested and Accelerated	0		605,888	605,888	0	605,888	605,888	605,888
Benefits and Perquisites:
Post-retirement health care(5)	0		18,126	18,126	0	18,126	36,252	18,126
Accrued Vacation Pay	20,667		20,667	20,667	20,667	20,667	20,667	20,667
Tax Gross-Up	0		0	0	0	0	565,211	0
Total:	20,667	(1)	1,516,899	1,516,899	20,667	1,516,899	3,138,129	1,516,899

(1)	Would receive salary for the remainder of the month in which terminated. The total amount shown does not include any amount for such salary.

(2)	In the event of termination due to any of these reasons, Mr. Brassfield’s employment agreement provides that he shall be paid a lump sum equal to one and one-half times the highest base salary he was paid during previous three years, one and one-half times the highest annual bonus paid during previous three years and one and one-half years of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

(3)	In the event of termination due to a Change in Control, Mr. Brassfield’s employment agreement provides that he shall be paid three times the highest base salary he was paid during previous three years, three times the highest annual bonus paid during previous three years and three years of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

(4)	Executive is paid current year’s bonus based on 100% of base salary.

(5)	Value based on COBRA rate.

The following table describes the potential payments upon termination or change in control of the Company for Mr. David C. Mannon, the Company’s President and COO.

				Involuntary	For
Executive				Not for	Cause	Involuntary		Death
Benefits and	Voluntary		Normal	Cause	Termi-	Good Reason	Change In	or
Payments Upon	Termination		Retirement	Termination	nation	Termination	Control	Disability
Termination	($)		(2)($)	(2)($)	($)	(2)($)	(3)(4)($)	(2)($)

Compensation:
Base Salary ($416,627)	(1)		833,254	833,254	0	833,254	1,249,881	833,254
Annual Incentive Compensation	0		975,150	975,150	0	975,150	1,879,352	975,150
Long-term Incentives
Stock Options
Unvested and Accelerated	0		0	0	0	0	0	0
Restricted Stock
Unvested and Accelerated	0		1,657,225	1,657,225	0	1,657,225	1,657,225	1,657,225
Benefits and Perquisites:
Post-retirement health care(5)	0		24,268	24,268	0	24,268	36,252	24,268
Accrued Vacation Pay	36,638		36,638	36,638	36,638	36,638	36,638	36,638
Tax Gross-Up	0		0	0	0	0	1,167,780	0
Total:	36,638	(1)	3,526,535	3,526,535	36,638	3,526,535	6,027,128	3,526,535

(1)	Would receive salary for the remainder of the month in which terminated. The total amount shown does not include any amount for such salary.

(2)	In the event of termination due to any of these reasons, Mr. Mannon’s employment agreement provides that he shall be paid a lump sum equal to two times the highest base salary he was paid during previous three years, two times the highest annual bonus paid during previous three years and one and one-half years of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

(3)	In the event of termination due to a Change in Control, Mr. Mannon’s employment agreement provides that he shall be paid three times the highest base salary he was paid during previous three years, three times the highest annual bonus paid during previous three years and three years of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

(4)	Executive is paid current year’s bonus based on 100% of base salary.

(5)	Value based on COBRA rate.

The following table describes the potential payments upon termination or change in control of the Company for Mr. Denis Graham, the Company’s VP-Engineering.

				Involuntary	For
Executive				Not for	Cause	Involuntary		Death
Benefits and	Voluntary		Normal	Cause	Termi-	Good Reason	Change In	or
Payments Upon	Termination		Retirement	Termination	nation	Termination	Control	Disability
Termination	($)		(2)($)	(2)($)	($)	(2)($)	(3)(4)($)	(2)($)

Compensation:
Base Salary ($260,942)	(1)		260,942	260,942	0	260,942	782,826	260,942
Annual Incentive Compensation	0		230,452	230,452	0	230,452	952,298	230,452
Long-term Incentives
Stock Options
Unvested and Accelerated	0		0	0	0	0	0	0
Restricted Stock
Unvested and Accelerated	0		390,086	390,086	0	390,086	390,086	390,086
Benefits and Perquisites:
Post-retirement health care(5)	0		12,084	12,084	0	12,084	36,252	12,084
Accrued Vacation Pay	20,346		20,346	20,346	20,346	20,346	20,346	20,346
Tax Gross-Up	0		0	0	0	0	449,526	0
Total:	20,346	(1)	913,910	913,910	20,346	913,910	2,631,334	913,910

(1)	Would receive salary for the remainder of the month in which terminated. The total amount shown does not include any amount for such salary.

(2)	In the event of termination due to any of these reasons, Mr. Graham’s employment agreement provides that he shall be paid one times the highest base salary he was paid during previous three years, one times the highest annual bonus paid during previous three years and one year of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

(3)	In the event of termination due to a Change in Control, Mr. Graham’s employment agreement provides that he shall be paid three times the highest base salary he was paid during previous three years, three times the highest annual bonus paid during previous three years and three years of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

(4)	Executive is paid current year’s bonus based on 100% of base salary.

(5)	Value based on COBRA rate.

The following table describes the potential payments upon termination or change in control of the Company for Mr. Ronald C. Potter, the Company’s VP & General Counsel.

				Involuntary	For
Executive				Not for	Cause	Involuntary		Death
Benefits and	Voluntary		Normal	Cause	Termi-	Good Reason	Change In	or
Payments Upon	Termination		Retirement	Termination	nation	Termination	Control	Disability
Termination	($)		(2)($)	(2)($)	($)	(2)($)	(3)(4)($)	(2)($)

Compensation:
Base Salary ($275,750)	(1)		275,750	275,750	0	275,750	827,250	275,750
Annual Incentive Compensation	0		213,053	213,053	0	213,053	914,909	213,053
Long-term Incentives
Stock Options
Unvested and Accelerated			0	0	0	0	0	0
Restricted Stock
Unvested and Accelerated	0		417,138	417,138	0	417,138	417,138	417,138
Benefits and Perquisites:
Post-retirement health care(5)	0		12,084	12,084	0	12,084	36,252	12,084
Accrued Vacation Pay	21,500		21,500	21,500	21,500	21,500	21,500	21,500
Tax Gross-Up	0		0	0	0	0	505,613	0
Total:	21,500	(1)	939,525	939,525	21,500	939,525	2,722,662	939,525

(1)	Would receive salary for the remainder of the month in which terminated. The total amount shown does not include any amount for such salary.

(2)	In the event of termination due to any of these reasons, Mr. Potter’s employment agreement provides that he shall be paid one times the highest base salary he was paid during previous three years, one times the highest annual bonus paid during previous three years and one year of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

(3)	In the event of termination due to a Change in Control, Mr. Potter’s employment agreement provides that he shall be paid three times the highest base salary he was paid during previous three years, three times the highest annual bonus paid during previous three years and three years of continued health benefits, plus accrued vacation pay and acceleration of all unvested restricted stock grants.

(4)	Executive is paid current year’s bonus based on 100% of base salary.

(5)	Value based on COBRA rate.

EQUITY COMPENSATION PLAN INFORMATION
The following table lists the equity compensation plan information for plans approved by security holders and the equity compensation plans not approved by security holders as of December 31, 2007:

	A	B	C
			NUMBER OF SECURITIES
			REMAINING AVAILABLE
			FOR FUTURE ISSUANCE
	NUMBER OF SECURITIES	WEIGHTED-AVERAGE	UNDER EQUITY
	TO BE ISSUED UPON	EXERCISE PRICE	COMPENSATION PLANS
	EXERCISE OF OUTSTAND-	OF OUTSTANDING	(EXCLUDING SECURITIES
	ING OPTIONS, WARRANTS	OPTIONS, WARRANTS	REFLECTED IN
PLAN CATEGORY	AND RIGHTS (#)	AND RIGHTS ($)	COLUMN A) (#)

Equity compensation plans approved by security holders	60,240(1)	10.52	3,163,015(4)

Equity compensation plans not approved by security holders	921,560 (2)	3.77	0

Total	981,800(3)	4.18	3,163,015(4)

(1)	Includes 46,240 incentive stock options issued under the Parker Drilling 1997 Stock Plan (the “1997 Plan”), which ISO’s were approved by the shareholders in 1997, and 14,000 non-qualified stock options issued under the Parker Drilling 1994 Executive Stock Option Plan (the “1994 Plan”), which was approved by the shareholders in 1994. For a more complete description of the 1997 Plan and the 1994 Plan, see Note 9 to the financial statements in the Company’s Form 10-K filed February 29, 2008.

(2)	These stock options were issued under the1997 Plan, which was adopted as a broad-based plan pursuant to the NYSE regulations in existence at the time the 1997 Plan was adopted. Pursuant to the broad-based requirements of the NYSE, more than 50% of the stock awards under the 1997 Plan were granted to non-officers. The 1997 Plan provided for the issuance of stock options and restricted stock grants to officers, directors and consultants who are in a position to contribute to the growth, management and success of the business of the Company and its subsidiaries with additional incentive to promote the success of the Company and its subsidiaries.

(3)	Excludes grants of 1,502,592 shares of restricted stock which were granted under the 2005 Long-Term Incentive Plan (“2005 Plan”). See Note 9 to the financial statements in the Company’s Form 10-K filed February 29, 2008.

(4)	These shares are available for grants of restricted stock and various incentive awards under the 2005 Plan.

OTHER INFORMATION
If you have questions or need more information about the Annual Meeting, call 281-406-2000, or write to:
Parker Drilling Company
Corporate Secretary
1401 Enclave Parkway, Suite 600
Houston, Texas 77077
Whether or not you plan to attend the Annual Meeting, please vote by telephone or Internet or mark, sign, date and promptly return your completed proxy in the enclosed envelope. The toll free number to vote by telephone is at no cost to you. No postage is required for mailing in the United States.
Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting To Be Held on April 24, 2008
Shareholders may view this Proxy Statement, our form of proxy and our 2007 Annual Report to Shareholders over the Internet by accessing our Web site at http://www.parkerdrilling.com. Information on our Web site does not constitute a part of this Proxy Statement.
By order of the Board of Directors,
Ronald C. Potter
Corporate Secretary
Houston, Texas
March 21, 2008

Annex A
CORPORATE GOVERNANCE
COMMITTEE CHARTER
Purpose
The purpose of the Corporate Governance Committee shall be to assist the Board of Directors (“Board”) (1) in identifying qualified individuals which have been proposed by Board members, by independent search firms, by shareholders or by others to become Board members, (2) in determining the director nominees to stand for election by the shareholders; (3) in developing and implementing the Corporate Governance Principles applicable to the Company; (4) in its annual review of the Board’s performance and in overseeing the evaluation of management; (5) in selecting director nominees for each committee for appointment by the Board and (6) in selecting the nominee for Presiding Director for appointment by the Board.
Committee Membership
The Corporate Governance Committee shall consist of no fewer than three members. The members of the Corporate Governance Committee shall meet the independence requirements of the New York Stock Exchange.
The members of the Corporate Governance Committee shall be appointed and replaced by the Board.
Meetings
The Governance Committee shall meet as often as it determines, but not less frequently than twice a year. At least two members shall be present at each meeting of the Governance Committee to establish a quorum. The Governance Committee may request any director, officer or employee of the Company or the Company’s outside counsel or other consultants of the Company to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The meetings of the Governance Committee are open to all directors.
Committee Authority and Responsibilities
1.	The Corporate Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Corporate Governance Committee shall also have authority, to the extent it deems necessary or appropriate, to obtain advice and assistance from internal or external legal, accounting or other advisors and to have access to such advisors without the presence of any officer of the Company. The Company shall provide for appropriate funding, as determined by the Governance Committee, for payment of compensation to any advisors employed by the Governance Committee.
2.	The Corporate Governance Committee will provide a forum for Board members and others to submit nominees to the Board as well as facilitate the submission of director candidates by shareholders. Once the nominees have been submitted, the Corporate Governance Committee shall review the qualifications of director nominees in accordance with the minimum qualifications specified in the Corporate Governance Principles and report to the Board their recommendation in regard to such nominees.
3.	The Corporate Governance Committee shall receive comments from all directors and report annually to the Board an assessment of the Board’s and each board committee’s performance and the composition and size of the Board as a whole.

4.	The Corporate Governance Committee shall review and reassess the adequacy of the Corporate Governance Principles of the Company and recommend any proposed changes to the Board for approval.

5.	The Corporate Governance Committee may form and delegate authority to subcommittees or to any one of its members as it deems appropriate.

6.	The Corporate Governance Committee shall make regular reports to the Board.

7.	The Corporate Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Corporate Governance Committee shall annually review its own performance.

8.	The Corporate Governance Committee shall establish a procedure to allow interested parties to address their concerns to the Presiding Director, who shall review and report such concerns to the Board or other committees as the Presiding determines appropriate, in accordance with the procedure and criteria approved by the Board.

9.	The Corporate Governance Committee shall review periodically the Company’s policy in regard to a Shareholder Rights Plan.

10.	The Corporate Governance Committee shall review periodically the succession plans relating to Chairman and Chief Executive Officer.

11.	The Corporate Governance Committee shall review and approve “related party transactions” to the extent required by the Related Party Transaction Policy of the Company and shall submit an annual report to the Board of such related party transactions.

12.	The Corporate Governance Committee shall review all transactions which are relevant to the determination of whether or not a board member is independent and report to the Board in connection with the Board’s obligation to make an affirmative determination in this regard. In addition, the Corporate Governance Committee shall review and approve any transactions with former officers and directors.

13	The Corporate Governance Committee annually shall review and recommend compensation for the Board, committee members, and committee chairs.

14.	The Corporate Governance Committee shall oversee the evaluation of management.
Governance Committee Powers
The Committee shall also have the following powers:
15.	To interview and meet with any employee of the Company without the presence of any officer of the Company.

16.	To investigate any matter brought to its attention within the scope of its duties.

17.	Such other powers as may be necessary to fulfill its purposes as defined in this Charter.

Annex B
AMENDMENT NO. 1 TO THE
PARKER DRILLING COMPANY
2005 LONG-TERM INCENTIVE PLAN
I.	Introduction. On February 2, 2005, the Board of Directors of Parker Drilling Company (the “Company”) adopted, and on April 27, 2005, the shareholders of the Company approved, the Parker Drilling Company 2005 Long-Term Incentive Plan (the “2005 Plan”). The 2005 Plan permits the granting of awards, including awards of restricted stock, stock options, and cash awards, to officers, directors and employees of the Company and its subsidiaries.

Under the terms of the 2005 Plan, as of March 1, 2008, a total of 3,163,015 shares of Common Stock of the Company remain available for issuance for future awards to be granted under the Plan (subject to adjustment in the event of certain corporate actions, e.g. stock splits).

II.	Purpose. The purpose of this Amendment is to increase the number of shares of Common Stock of the Company available for issuance pursuant to awards granted from time to time under the 2005 Plan from 3,163,015 to 5,163,015 as of March 1, 2008, which will enable the Company to continue to grant awards under the 2005 Plan for the purposes of attracting and retaining officers, directors and employees and to implement the executive compensation philosophy of the Company.

III.	Amendments. In Section 1.4(a), the number “3,950,134” is deleted and the number “5,950,134” is substituted therefor. In sub-part (3) of Section 1.4(a), the “and” is deleted. In sub-part (4) of Section 1.4(a), the “.” is deleted and “; and” substituted therefor. A new sub-part (5) of Section 1.4(a) is added which shall read as follows: “2,000,000 Shares of Common Stock added to the Plan pursuant to Amendment No. 1 effective March 1, 2008”.

IV.	No Change. Except as expressly set forth in this Amendment, this Amendment does not change the terms of the 2005 Plan.

V.	Effective Date. This Amendment shall be effective March 1, 2008, subject to approval of the shareholders of the Company.
Executed this 17th day of March, 2008.

PARKER DRILLING COMPANY
By:	/s/ Robert L. Parker Jr.
Robert L. Parker Jr.
Chairman and Chief Executive Officer

Attest:

/s/ Ronald C. Potter
Ronald C. Potter
Corporate Secretary

Annual Report
The Company has provided to each person whose proxy is being solicited a copy of its 2007 Annual Report to Shareholders. The Company will provide without charge to each person who requests, a copy of the Company’s Annual Report on Form 10-K (including the financial statements and financial schedules thereto) required to be filed with the Securities and Exchange Commission for the year ended December 31, 2007. Such requests should be directed to Mr. David Tucker, Investor Relations Department, Parker Drilling Company, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077.
Shareholders are invited to keep current on the Company’s latest contracts, news releases and other developments throughout the year by way of the Internet. The Parker Drilling Company homepage can be accessed by setting your World Wide Web browser to http://www.parkerdrilling.com for regularly updated information.

There are three ways to vote your Proxy:Your telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.VOTE BY TELEPHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATEUse any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, before 11:59 p.m. (CT) on April 23, 2008.Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the Voice provides you.VOTE BY INTERNET — http://www.eproxy.com/pkd/ — QUICK *** EASY *** IMMEDIATEUse the Internet to vote your proxy 24 hours a day, 7 days a week, before 11:59 p.m. (CT) on April 23, 2008.Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Parker Drilling Company, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.If you vote by Telephone or Internet, please do not mail your Proxy Cardß Please detach here ßThe Board of Directors Recommends a Vote FOR Items 1, 2 and 3.1.Election of directors — director nominees:ÿVote FORÿ Vote WITHHELD01Robert L. Parker Jr. all nomineesfrom all nominees02John W. Gibson(except as marked)03Roger B. Plank
(Instructions: To withhold authority to vote for any individual nominee,write the number(s) of the nominee(s) in the box provided to the right.)
2.PROPOSAL TO AMEND the Parker Drilling 2005 ÿ For ÿ Againstÿ Abstain Long-Term Incentive Plan.
3.PROPOSAL TO RATIFY the appointment of KPMG ÿ For ÿ Againstÿ Abstain LLP as independent registered public accounting firm for 2008. 4.IN THEIR DISCRETION, the Proxies are authorized to vote in their best judgment upon such other business as may properly come before the meeting.
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.
Address Change?Mark Box I Plan to Attend the Meeting ÿ Date ÿIndicate change below:
Signature(s) in BoxPlease sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

PARKER DRILLING COMPANYANNUAL MEETING OF SHAREHOLDERSThursday, April 24, 200810:00 a.m. Central TimeThe WestLake Club570 WestLake Park BoulevardHouston, TexasPARKER DRILLING COMPANY This proxy is solicited on behalf of the Board of Directors proxyThe undersigned appoints ROBERT L. PARKER JR. and W. KIRK BRASSFIELD, or either of them, as Proxies, with the power of substitution, and authorizes them to represent the undersigned at the Annual Meeting of Shareholders to be held April 24, 2008, or any adjournment thereof, and to vote all the shares of common stock of Parker Drilling Company held of record by the undersigned on March 10, 2008, as designated on the reverse side.This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS IN EACH SUCH CASE.